                            ASSET PURCHASE AGREEMENT

                                    between

                           MILTON CAN COMPANY, INC.,

                                BWAY CORPORATION
              (WITH RESPECT TO PAYMENT OBLIGATIONS HEREUNDER ONLY)

                        BALL METAL FOOD CONTAINER CORP.

                                      and

                                BALL CORPORATION



                                October 6, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

ARTICLE I

     CERTAIN DEFINITIONS................................................. 1

ARTICLE II

     PURCHASE AND SALE OF PURCHASED ASSETS..............................  9
     2.1  Purchase and Sale of Purchased Assets.........................  9
     2.2  Excluded Assets............................................... 10
     2.3  Assumed Liabilities........................................... 11
     2.4  Retained Liabilities.......................................... 11
     2.5  Purchase Price................................................ 13
     2.6  Purchase Price Adjustment..................................... 14
     2.7  Prorations.................................................... 15
     2.8  Nonassignable Contracts....................................... 15

ARTICLE III

     THE CLOSING........................................................ 16
     3.1  Time and Place of Closing..................................... 16
     3.2  Deliveries by Seller.......................................... 16
     3.3  Deliveries by Purchaser....................................... 17

ARTICLE IV

     CONDITIONS TO SELLER'S OBLIGATIONS................................. 17
     4.1  Representations, Warranties and Covenants..................... 17
     4.2  No Injunction................................................. 18
     4.3  Collective Bargaining Agreements.............................. 18
     4.4  Hart-Scott-Rodino Act......................................... 18
     4.5  Opinion of Counsel............................................ 18
     4.6  Materials Supply Agreement.................................... 18
     4.7  Food Can Tolling Agreements................................... 18
     4.8  Certificates, Agreements and Other Documents.................. 18

ARTICLE V

     CONDITIONS TO PURCHASER'S OBLIGATIONS.............................. 19
     5.1  Representations, Warranties and Covenants..................... 19

     5.2  Consents and Approvals........................................ 19
     5.3  No Litigation................................................. 19
     5.4  Opinion of Counsel............................................ 19
     5.5  Hart-Scott-Rodino Act......................................... 20
     5.6  Transition Services........................................... 20
     5.7  Materials Supply Agreement; Food Can Tolling Agreements....... 20
     5.8  Title Insurance and Survey.................................... 20
     5.9  No Material Adverse Change.................................... 21
     5.10 Lien Searches................................................. 21
     5.11 Certificates, Agreements and Other Documents.................. 21

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES OF SELLER AND BALL.................. 21
     6.1  Due Incorporation, Etc........................................ 21
     6.2  Subsidiaries.................................................. 22
     6.3  Authorization, No Conflicts, Etc.............................. 22
     6.4  Consents and Approvals........................................ 22
     6.5  Absence of Violations......................................... 22
     6.6  Licenses and Permits.......................................... 23
     6.7  Books, Records and Forecasts.................................. 23
     6.8  Financial Statements.......................................... 23
     6.9  Absence of Undisclosed Liabilities............................ 24
     6.10 No Material Adverse Change.................................... 24
     6.11 Absence of Certain Developments............................... 24
     6.12 Customers and Agents.......................................... 25
     6.13 Insurance..................................................... 25
     6.14 Material Contracts............................................ 25
     6.15 Assets........................................................ 26
     6.16 Real Properties............................................... 26
     6.17 Tangible Personal Property.................................... 28
     6.18 Proprietary Rights............................................ 28
     6.19 Litigation.................................................... 29
     6.20 Product Warranty.............................................. 29
     6.21 Environmental and Safety Matters.............................. 29
     6.22 Indebtedness.................................................. 31
     6.23 Brokers....................................................... 31
     6.24 Intercompany Services......................................... 31

ARTICLE VII

     REPRESENTATIONS AND WARRANTIES OF PURCHASER........................ 31
     7.1  Due Incorporation, Etc........................................ 31

     7.2  Authorization, No Conflicts, Etc.............................. 31
     7.3  Consents and Approvals........................................ 32
     7.4  Absence of Violations......................................... 32
     7.5  Legal Proceedings............................................. 32
     7.6  Financial Ability to Perform.................................. 32
     7.7  Brokers....................................................... 32

ARTICLE VIII

     COVENANTS PRIOR TO CLOSING......................................... 32
     8.1  Affirmative Covenants of Seller............................... 32
     8.2  Negative Covenants of Seller.................................. 34
     8.3  Exclusivity................................................... 35
     8.4  Investigation by Purchaser and Confidentiality................ 35
     8.5  Further Actions............................................... 36
     8.6  Hart-Scott-Rodino Act......................................... 36

ARTICLE IX

     COVENANTS AFTER CLOSING............................................ 37
     9.1  Survival of Representations and Warranties.................... 37
     9.2  General Indemnification....................................... 37
     9.3  Environmental Indemnification................................. 40
     9.4  Exclusive Remedy.............................................. 44
     9.5  Liability for Taxes........................................... 44
     9.6  Non-Compete................................................... 44
     9.7  Further Transfers............................................. 44
     9.8  Certain Tax Matters........................................... 44
     9.9  Regulatory Compliance Cooperation............................. 45
     9.10 Collection of Closing Accounts Receivable..................... 45
     9.11 Sale of Inventory............................................. 46
     9.12 Audit......................................................... 47

ARTICLE X

     EMPLOYEE MATTERS................................................... 47
     10.1 Representation With Respect to Employees...................... 47
     10.2 Representation With Respect to ERISA.......................... 48
     10.3 Pension Plans................................................. 49
     10.4 Assumption of Collective Bargaining Agreement................. 50
     10.5 Salaried Employees............................................ 51
     10.6 Laid-Off Employees............................................ 51
     10.7 Employment-Related Pro Ration................................. 51

    10.8  Additional Covenants.......................................... 52
    10.9  No Third Party Beneficiary Rights............................. 53

ARTICLE XI

    MISCELLANEOUS....................................................... 53
    11.1  Termination................................................... 53
    11.2  Condition of Assets........................................... 54
    11.3  Survival of Covenants and Agreements.......................... 54
    11.4  Equitable Remedies............................................ 54
    11.5  Assignment.................................................... 55
    11.6  Notices....................................................... 55
    11.7  Expenses...................................................... 57
    11.8  Public Announcements.......................................... 57
    11.9  Entire Agreement.............................................. 57
    11.10 Waiver........................................................ 57
    11.11 Amendment..................................................... 57
    11.12 Counterparts.................................................. 57
    11.13 Invalid Provisions............................................ 57
    11.14 Headings, Gender, Etc......................................... 57
    11.15 CHOICE OF LAW................................................. 58
    11.16 No Third-Party Beneficiaries.................................. 58
    11.17 BWAY Obligations.............................................. 58

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT ("Agreement"), dated as of October 6,
                                          ---------
1996, is made and entered into by and between Ball Metal Food Container Corp., a Delaware corporation ("Seller"), Ball Corporation, an Indiana corporation
                       ------
("Ball"), Milton Can Company, Inc., a Delaware corporation or its designee (the
  ----
"Purchaser") and, with respect to payment obligations hereunder only, BWAY
 ---------
Corporation, a Delaware corporation ("BWAY").
                                      ----

          Purchaser desires to purchase, and Seller and Ball desire to sell, all of the assets located at the Owned Real Property (other than certain assets associated with the sanitary food business, as discussed below) and the other Purchased Assets used by Seller (or any of its subsidiaries or Affiliates) in connection with the marketing, distributing, selling, manufacturing, designing and engineering of metal aerosol cans (the "Business"), upon the terms and
                                            --------
subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                 ARTICLE I

                              CERTAIN DEFINITIONS

          As used in this Agreement, the following terms shall have the following designated meanings:

          "Accounting Firm" has the meaning set forth in Section 2.6(b).
           ---------------

          "Additional Post-Retirement Liabilities" has the meaning set forth in
           --------------------------------------
Section 10.4(d).

          "Affiliate" of another Person shall mean any Person that directly, or
           ---------
indirectly through one or more intermediaries, controls or is controlled by or is under common control with such other Person.

          "Agreement" has the meaning set forth in the Recitals.
           ---------

          "Assumed Contracts" has the meaning set forth in Section 2.1(f).
           -----------------

          "Assumed Liabilities" has the meaning set forth in Section 2.3.
           -------------------

          "Audit" means an accounting audit of the balance sheet and related
           -----
statement of income, retained earnings, and changes in financial position for the applicable period prepared in accordance with GAAP and generally accepted auditing procedures.

          "August Balance Sheet" has the meaning set forth in Section 6.8(a).
           --------------------

          "Ball" has the meaning set forth in the Recitals.
           ----

          "Ball Pension Plan" has the meaning set forth in Section 10.3.
           -----------------

          "Books and Records" means those books, records and documents attached
           -----------------
to the Books and Records Schedule attached hereto.
       --------------------------

          "Budgets and Forecasts" means those operating plans, budgets and
           ---------------------
forecasts attached to the Budgets and Forecasts Schedule attached hereto.
                          ------------------------------

          "Business" has the meaning set forth in the Recitals.
           --------

          "BWAY" has the meaning set forth in the recitals.
           ----

          "Capital Expenditure Amount" means the amount Seller actually spends
           --------------------------
until 12:01 a.m. on the Closing Date on (i) the aerosol bottom multipress upgrade approved by Purchaser (which amount may not exceed $1,035,400) and (ii) any other capital expenditures the budget for which Purchaser approves in writing in advance.

          "Cash Purchase Price" has the meaning set forth in Section 2.5.
           -------------------

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Accounts Receivables" has the meaning set forth in
           ----------------------------
Section 9.10.

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Closing Inventory" has the meaning set forth in Section 9.11.
           -----------------

          "Closing Payment" has the meaning set forth in Section 2.5.
           ---------------

          "Collective Bargaining Agreements" means the agreements, side
           --------------------------------
agreements, side letters, memoranda of agreement or binding employment practices or policies to the extent the terms thereof are described in detail on, or attached to, the Collective Bargaining Agreements Schedule attached hereto,
                 -----------------------------------------
between (i) Ball Metal Food Container Corp., Cincinnati Plant and The United Steelworkers of America, AFL-CIO (Local Union No. 4372), effective May 1, 1996 through April 30, 2000; (ii) Metal Food Container and Specialty Products Group, Heekin Can, Inc., Cincinnati, Ohio, Ancor Plant and The International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO (Local No. 729), effective May 1, 1994 through April 30, 1997; and (iii) Metal Food Container and Specialty Products Group, Heekin Can, Inc., Cincinnati Plant and

International Association of Machinist and Aerospace Workers (Local No. 162), effective May 1, 1994 through April 30, 1998.

          "Contracts" has the meaning set forth in Section 2.8.
           ---------

          "Controlled Group" means all members of a controlled group of
           ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Seller, as the case may be, are treated as a single employer under Section 414(b) or 414(c) of the IRC or Section 4001 of ERISA.

          "Current Assets"  means (i) the Purchased Assets which are current
           --------------
assets under GAAP, including all trade accounts receivable, inventory, deposits and advances and all prepaid expenses and miscellaneous (non-trade) receivables as of 12:01 a.m. on the Closing Date and (ii) items subject to proration that have been paid by Seller on behalf of Purchaser and for which Purchaser must reimburse Seller pursuant to Section 2.7.

          "Current Liabilities" means (i) the Assumed Liabilities which are
           -------------------
current liabilities under GAAP, including all deposits, advances and prepayments made by any customer of the Business, and accrued quantity discounts (which accrual shall in any case account for additional levels of quantity discounts anticipated for sales of the Business from the Closing Date through until the end of the respective discount determination periods) for customers of the Business, but excluding all Retained Liabilities (including without limitation accounts payable), in each case as of 12:01 on the Closing Date, and (ii) items subject to proration that have been or will be paid by Purchaser on behalf of Seller, and for which Seller must reimburse Purchaser pursuant to Section 2.7. The parties acknowledge and agree that for purposes of preparing the Statement of Adjustments only "Current Liabilities" shall not include any liability required by FASB 106.

          "Employee" means each active employee, former employee, employee on
           --------
any leave of absence, including but not limited to military or maternity/paternity leave or Family Medical Leave Act leave, employee on short- or long-term disability, sick leave, employee on layoff, employee on workers' compensation, or retiree, in each case with respect to the Business, or any beneficiary or any of the foregoing.

          "Employee List" has the meaning set forth in Section 10.1(a).
           -------------

          "Environmental and Safety Requirements" means all applicable federal,
           -------------------------------------
state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all applicable judicial and administrative orders and determinations and all applicable contractual obligations and all applicable common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).


          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any Government Entity, relating to any liability of Seller or any of its Subsidiaries arising under any Environmental and Safety Requirements.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or
           -----
any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          "Excluded Assets" has the meaning set forth in Section 2.2.
           ---------------

          "GAAP" means generally accepted accounting principles in the United
           ----
States as in effect on the date hereof, consistently applied.

          "Guaranty" has the meaning set forth in Section 4.6.
           --------

          "Government Entity" means the United States of America or any other
           -----------------
nation, any state, province or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any tribunal.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended.

          "Hazardous Materials" means any hazardous, toxic, dangerous or other
           -------------------
waste, substance or material defined as such in or regulated by any environmental, public health and safety or worker health and safety law.

          "IAM Employees" has the meaning set forth in Section 10.3.
           -------------

          "Improvements" has the meaning set forth in Section 6.16(d).
           ------------

          "Indemnitee" has the meaning set forth in Section 9.2(d).
           ----------

          "Indemnitor" has the meaning set forth in Section 9.2(d).
           ----------

          "Indemnity Payment" has the meaning set forth in Section 9.2(f).
           -----------------

          "Inventory" has the meaning set forth in Section 2.1(b).
           ---------

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IUE Employees" has the meaning set forth in Section 10.3.
           ---

          "Laid-Off Employees" means the employees listed on the Laid-Off
           ------------------                                    --------
Employees Schedule attached hereto.
------------------

          "Laws" means all statutes, laws, ordinances, regulations, rules,
           ----
orders, judgments, writs, injunctions, acts or decrees of any Government Entity.

          "Long-Term Disabled Employees" means the Employees listed on the Long-
           ----------------------------                                    ----
Term Disabled Employees Schedule attached hereto.
--------------------------------

          "Losses" has the meaning set forth in Section 9.2(a).
           ------

          "Material Contracts" has the meaning set forth in Section 6.14(a).
           ------------------

          "Materials Supply Agreement" has the meaning set forth in Section 4.7.
           --------------------------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA, and to which any Person or any member of such Person's Controlled Group is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Note" means that certain note to be issued by Purchaser in favor of
           ----
Seller at Closing, in the initial principal amount of $3,000,000, with a 6.0% annual percentage rate and with maturity of principal on December 31, 2000. It being understood that (i) the terms of the Note will provide Purchaser the option of repaying the Note any time after the 18 month anniversary of Closing by returning to Seller the three coating lines numbered five, six and eight included in the Purchased Assets and (ii) the cost of removing and relocating such machines shall be paid by Seller.

          "Notice of Disagreement" has the meaning set forth in Section 2.6(b).
           ----------------------

          "Owned Real Property" means all of Seller's land and all buildings,
           -------------------
fixtures and other improvements located at 8200 Broadwell Road, Anderson Township, Hamilton County, Ohio (other than the assets on the Excluded Assets Schedule) including, without limitation, all electrical, mechanical, plumbing and other building systems, security and surveillance systems and telecommunications, computer (other than software), wiring and cable installations located thereon, and all beneficial easements, rights of way, tenements, hereditaments, appurtenances, privileges and other beneficial rights with respect thereto owned by or belonging to Seller.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
thereto.

          "Pension Funding Amount" has the meaning set forth in Section 10.3(a).
           ----------------------

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Seller or any corporation, trade or business that is, along with Seller, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Permits" has the meaning set forth in Section 2.1(c).
           -------

          "Permitted Encumbrances" has the meaning set forth in Section 6.16.
           ----------------------

          "Permitted Liens" has the meaning set forth in Section 6.17
           ---------------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government Entity or any department, agency or political subdivision thereof.

          "Personal Property" has the meaning set forth in Section 2.1(a).
           -----------------

          "Personal Property Leases" has the meaning set forth in
           ------------------------
Section 2.1(e).

          "Personal Property Liens" has the meaning given such term in
           -----------------------
Section 6.17.

          "Plan" means, with respect to any Person or any member of its
           ----
Controlled Group, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Person or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Post-Retirement Liabilities" has the meaning set forth in
           ---------------------------
Section 10.4(d).

          "Proprietary Rights" has the meaning set forth in Section 6.18.
           ------------------

          "Purchase Price" has the meaning set forth in Section 2.5.
           --------------

          "Purchase Price Adjustment" means the amount determined pursuant to
           -------------------------
Section 2.6(d) to be payable by Purchaser to Seller or Seller to Purchaser, as the case may be.

          "Purchased Assets" has the meaning set forth in Section 2.1 hereof.
           ----------------

          "Purchaser" has the meaning set forth in the Recitals.
           ---------

          "Purchaser Parties" has the meaning set forth in Section 9.2(a).
           -----------------

          "Qualified Plan" means an employee pension benefit plan, as defined in
           --------------
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which Seller, any of its Subsidiaries or any member of its Controlled Group maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.


          "Real Property Laws" has the meaning set forth in Section 6.16(f).
           ------------------

          "Real Property Permits" has the meaning set forth in Section 6.16(e).
           ---------------------

          "Reimbursable Cost" means the net cost consisting of (i) actual claims
           -----------------
paid under the Seller's self-funded health and dental plans for claims incurred from the Closing Date through December 31, 1996 (the "Reimbursable Period"),
                                                      -------------------
plus (ii) premiums for coverage under the Seller's fully-insured health plans
----
and HMOs during the Reimbursable Period, plus (iii) premiums for coverage under
                                         ----
the Seller's fully-insured plans which provide group life and accidental death and dismemberment benefits during the Reimbursable Period, less (iv) pre-tax contributions made by, and credits applicable to, Transferred Employees for coverage referred to in (i), (ii), and (iii) above.

          "Release" has the meaning set forth in CERCLA.
           -------

          "Retained Liabilities" has the meaning set forth in Section 2.4.
           --------------------

          "Salaried Employees" means the employees listed on the Salaried
           ------------------                                    --------
Employees Schedule.
------------------

          "Seller" has the meaning set forth in the Recitals.
           ------

          "Seller Parties" has the meaning set forth in Section 9.2(b).
           --------------

          "Sick Pay Employees" means the employees listed under the "Sick Leave"
           ------------------
heading on the Sick Pay Employees Schedule attached hereto.
               ---------------------------

          "Statement of Adjustments" means the statement prepared by Seller
           ------------------------
setting forth the Current Assets, the Current Liabilities and the Capital Expenditure Amount as of the Closing Date and Seller's good faith determination of the Purchase Price Adjustment.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Survey" has the meaning set forth in Section 5.8(c).
           ------

          "Tax" means any federal, state, local or foreign income, gross
           ---
receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

          "Third Party Claim" has the meaning set forth in Section 9.3(c).
           -----------------

          "Title Commitment" has the meaning set forth in Section 5.8(a).
           ----------------

          "Title Insurance Company" has the meaning set forth in Section 5.8(a).
           -----------------------

          "Title Insurance Policy" has the meaning set forth in Section 5.8(b).
           ----------------------

          "Top Customers" has the meaning set forth in Section 6.12.
           -------------

          "Transferred Employee"  means each (i) salaried Employee who becomes
           --------------------
an active Employees with the Purchaser on or after the Closing Date, (ii) Employee (other than any Laid-Off Employee) who is covered under one of the Collective Bargaining Agreements, and (iii) former Employee who has seniority reemployment recall rights under the Collective Bargaining Agreements and who commences active employment with Purchaser on or after the Closing Date.

          "Transition Services Agreement" has the meaning set forth in
           -----------------------------
Section 5.6.

          "USWA Employees" has the meaning set forth in Section 10.3.
           --------------

          "Vehicles" has the meaning set forth in Section 2.1(i).
           --------

          "WARN Act" has the meaning set forth in Section 2.3(c).
           --------

          "Withdrawal Liability" means, at any time, the aggregate amount of the
           --------------------
liabilities, if any, pursuant to Section 4021 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.


                                 ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS

          2.1  Purchase and Sale of Purchased Assets.  In exchange for the
               -------------------------------------
consideration specified in Section 2.5 hereof, and upon the terms and subject to the conditions provided for in this Agreement, on the Closing Date, Seller and any Affiliate that owns any of the Purchased Assets will irrevocably sell, transfer, assign, convey and deliver to Purchaser, and Purchaser will purchase from Seller and any such Affiliate, free and clear of all liens, charges and encumbrances of whatever nature, all of Seller's and such Affiliate's right, title and interest in and to the Owned Real Property (which may be subject to the Permitted Encumbrances) and all other tangible and intangible assets owned, leased or held by Seller or any such Affiliate (x) located on or at the Owned Real Property (other than those assets specifically set forth on the Excluded
                                                                     --------
Assets Schedule attached hereto), and (y) located off the Owned Real Property
---------------
and listed on the Other Assets Schedule attached hereto (collectively referred
                  ---------------------
to herein as the "Purchased Assets").  The Purchased Assets shall include,
                  ----------------
without limitation, the following assets relating to the Business, other than those assets set forth in detail on the Excluded Assets Schedule, that satisfy
                                        ------------------------
the description of the foregoing sentence:

          (a) All machinery, equipment, tooling, parts, molds, dies, furniture, stores, office supplies, vehicles, testing equipment and office equipment, production supplies and other supplies, computer equipment (including all hardware, personal computer software and terminals) spare parts and other tangible personal property of any kind (the "Personal Property") and all
                                             -----------------
warranties and guarantees of such Personal Property;

          (b) All raw materials, component parts, stores, direct materials, packaging materials, work-in-process and finished goods inventory, stores inventory, consigned goods and other inventory (including warehoused inventories) as of 12:01 a.m. on the Closing Date (the "Inventory");
                                                        ---------

          (c) The permits, franchises, licenses, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body (to the extent the same are transferable) listed on the Permits Schedule (the "Permits");
    ----------------       -------

          (d) All patents and pending patent applications, inventions, engineering, research, prototypes, processes, trade secrets, confidential information, proprietary knowledge, know-how, trademarks, service marks, trade names, copyrights, personal computer software, copyrightable works and other proprietary rights, whether or not patented or registered, that are owned or licensed by the Seller (including the Proprietary Rights);

          (e) All of Seller's rights in the equipment, machinery, vehicles or other tangible personal property listed on the Personal Property Schedule and
                                               --------------------------
covered by leases or licenses included in the Contracts (the "Personal Property
                                                              -----------------
Leases") and all warranties and guarantees of such Personal Property;
------

          (f) The contracts, agreements, executory commitments, instruments, arrangements and understandings, whether oral or written, listed or described on the Contracts Schedule to the extent specifically agreed to be assumed by
    ------------------
Purchaser and so indicated on such Schedule, and all outstanding purchase and sales orders entered into before or after the date hereof in the ordinary course of the Business (provided that purchase and sale orders with Affiliates of Seller will only be included to the extent (i) the terms and conditions thereof are no less favorable to Seller than those generally obtainable in the market for such products, (ii) the terms and conditions are described on the Contracts
                                                                      ---------
Schedule, and (iii) such order is specifically agreed to be assumed by Purchaser
--------
and so indicated on such Schedule) (collectively, the "Assumed Contracts");
                                                       -----------------

          (g) All trade accounts receivable of Seller;

          (h) All deposits, advances and prepaid expenses of Seller;

          (i) All the automobiles, trucks and other vehicles and all related certificates of title properly endorsed by Seller to Purchaser, including, without limitation, those described on the Vehicles Schedule (the "Vehicles");
                                            -----------------       --------

          (j) All lists, records and other information pertaining to accounts, referral sources, suppliers and customers; and all studies, annual plans, books, ledgers, files and business records of every kind (including all financial, business and marketing plans and information); in each case whether evidenced in writing, electronic data (including by computer) or otherwise;

          (k) All telephone, telex and telecopy numbers for the Owned Real Property and all right to receive and retain mail and other communication relating to the Business;

          (l) All claims, causes of action, rights of recovery and rights of set-off of any kind relating to the Purchased Assets (other than those related to the Excluded Assets); and

          (m) All goodwill as a going concern; and

          (n) All advertising, marketing and promotional materials, all archival materials and all other printed or written materials.

          In the event that any Purchased Assets are owned by Affiliates of Seller, Ball shall cause such assets to be conveyed to Purchaser.

          2.2  Excluded Assets.  Notwithstanding the foregoing, the following
               ---------------
properties, assets and rights (the "Excluded Assets") are expressly excluded
                                    ---------------
from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets:

          (a) all cash on hand at 12:01 a.m. on the Closing Date;

          (b) tax returns and supporting schedules, documents and records;

          (c) Seller's rights under or pursuant to this Agreement and the Schedules and Exhibits attached hereto;

          (d) all assets, rights or properties relating exclusively to Seller's sanitary food can business; and

          (e) all other assets and properties of Seller specifically listed or described on the Excluded Assets Schedule.
                 ------------------------

          2.3  Assumed Liabilities.  Purchaser shall not assume any liabilities
               -------------------
of Seller, Ball or the Business except to the extent specifically set forth below. Subject to the conditions set forth in this Agreement and as additional consideration for the Purchased Assets, Purchaser shall assume as of the Closing only the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):
--------------------

          (a) all liabilities and obligations arising under the Assumed Contracts (other than the Collective Bargaining Agreements), to the extent that such liabilities and obligations arise or are required to be performed on or after the Closing Date; provided that Purchaser shall not assume any liabilities or obligations under Assumed Contracts to the extent relating to Seller's performance prior to the Closing or for any breach thereunder existing prior to the Closing (or any status, fact, circumstance or condition existing on the Closing Date that, with the giving of notice or the passage of time period specified in such Assumed Contract, would constitute a breach thereunder);

          (b) all deposits, advances and prepayments made by customers of the Business prior to the Closing Date;

          (c) all liabilities and obligations of the Business to the extent caused by or resulting from Purchaser's ownership or operation of the Business after the Closing or otherwise arising after the Closing, including but not limited to any obligation under the Consolidated Omnibus Budget Reconciliation Act of 1985, or to give notice or other liabilities arising under the Worker Adjustment Retraining Notification Act of 1988, as amended, (the "WARN Act") or
                                                                  --------
similar advance notice state or local law, arising out of the termination of, or failure to hire, Employees of the Business by Purchaser on or after the Closing Date or failure by Purchaser to offer employment to any Employee in accordance with this Agreement; and

          (d) those obligations and liabilities (including under the Collective Bargaining Agreements) that are specifically assumed, or that Purchaser agrees to be responsible for, pursuant to the terms of Article X.

          2.4  Retained Liabilities.  Except as otherwise expressly specified
               --------------------
herein, Purchaser shall not assume or in any way become liable for any of Seller's, Ball's or any of their respective affiliates' or predecessors' debts, liabilities or obligations of any nature whatsoever other than the Assumed Liabilities, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due on or after the Closing, whether related to the Business or the Purchased Assets and whether disclosed on the Schedules attached hereto, and regardless of when or by whom asserted, to the extent relating to, caused by or resulting from Seller's, Ball's or any of their respective predecessors' or affiliates' ownership or operation of the Business (collectively, the "Retained Liabilities"), including, without limitation:
                    --------------------

          (a) any and all of Seller's or Ball's liabilities or obligations under this Agreement and the Schedules and Exhibits attached hereto;

          (b) any and all of Seller's or Ball's liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including all attorneys' and brokerage fees);

          (c) any and all liability or obligation for trade payables associated with the Business arising as a result of products or services received prior to the Closing Date;

          (d) any and all liability or obligation of Seller or Ball for Taxes, including any liability or obligation of Seller or Ball in respect of any amount of federal, state or other Taxes (including any liabilities relating to Taxes arising as a result of Seller or Ball at any time being a member of an affiliated group (as defined in Section 1504(a) of the IRC)) which are imposed on or measured by the income or operations of Seller for any period;

          (e) any and all liabilities or obligations arising under any Environmental and Safety Requirements with respect to (i) any business of Seller, Ball or their respective predecessors or affiliates other than the Business; or (ii) any facility or property owned or operated at any time by Seller or any predecessor or affiliate of Seller in connection with the Business other than the Owned Real Property;

          (f) any and all liabilities or obligations arising out of or relating to the offsite treatment, storage, disposal, arrangement for disposal, or other disposition of any solid, hazardous or other waste generated or produced in connection with the operation of the Business on or prior to the Closing by Seller, Ball or their respective predecessors or affiliates, including, without limitation, any liabilities arising under CERCLA with respect thereto (except for any waste generated in the ordinary course by Seller prior to the Closing Date that is located at the Owned Real Property that Purchaser disposes of in violation of Environmental and Safety Requirements);

          (g) any and all liabilities or obligations with respect to any products finally assembled on or prior to the Closing, including for returned products, product liability, product warranties, and/or infringement claims and any related claims for offset against Purchaser's accounts receivables relating to sales after the Closing and any legal action, proceeding or claim arising prior to, on or after the Closing with respect to the foregoing (other than ordinary course expenses Seller pays for, and damage to or loss of such product Seller causes in the course of, storing, handling and distributing such products included in the Inventory);

          (h) any and all payments, obligations and liabilities with respect to Employees, except for those payments, obligations and liabilities with respect to Employees specifically assumed by Purchaser, or that Purchaser agrees to be responsible for, pursuant to Article X hereof;

          (i) any and all liabilities or obligations, wherever arising, relating to any legal action, proceeding or claim to the extent arising out of or in connection with the ownership, or operation of the Business or the Purchased Assets by Seller or its predecessors or any other conduct of Seller, Seller's officers, directors, employees, consultants, agents or advisors on or prior to the Closing;

          (j) any and all of Seller's liabilities or obligations for indebtedness for borrowed money or indebtedness secured by liens on its assets or guarantees of any of the foregoing;

          (k) any and all liabilities or obligations relating to any of the Excluded Assets (including, without limitation, under any contracts, leases, commitments or understandings related thereto); and

          (l) any and all other liabilities or obligations of Seller not expressly assumed by Purchaser pursuant to Section 2.3 above.

          2.5 Purchase Price.
              --------------

          (a) The aggregate purchase price for the Purchased Assets shall be $40,000,000 (subject to adjustment), of which $36,000,000 shall be paid at Closing (the "Closing Payment"), as follows: $33,000,000 shall be paid by
              ---------------
Purchaser at Closing in immediately available funds (the "Cash Purchase Price"),
                                                          -------------------
$3,000,000 shall be paid by Purchaser in the form of the Note and the remaining amount (if any) shall be paid pursuant to the Purchase Price Adjustment as determined pursuant to Section 2.6 below (the Closing Payment and the Purchase Price Adjustment collectively referred to as the "Purchase Price").
                                                  --------------

          (b) At Closing, Purchaser shall pay the Closing Payment by wire transfer of immediately available funds to an account designated by Seller at least two business days prior to the Closing Date.

          (c) The parties hereby agree that the Purchase Price shall be allocated for purposes of this Agreement and federal, state and local Tax purposes as set forth on Annex A. The parties shall file all federal, state,
                         -------
local and foreign Tax returns, including Internal Revenue Form 8594 in accordance with the allocation set forth on Annex A.
                                            -------

          2.6  Purchase Price Adjustment.
               -------------------------

          (a) Within five days after the Closing Date, Seller shall prepare and deliver to Purchaser the Statement of Adjustments, which shall set forth the Current Assets, the Capital Expenditure Amount and the Current Liabilities, including all adjustments as required in a year-end closing of the books, together with Seller's good faith determination of the Purchase Price Adjustment.

          (b) During the 30 days after Seller delivers the Statement of Adjustments, Seller shall permit Purchaser full access to Seller's and, with respect to the Business, Ball's books and records, as well as their respective working papers and the working papers of their respective accountants or other representatives, relating to the Statement of Adjustments for the purpose of determining whether the Current Assets and the Current Liabilities are properly and correctly reflected on the Statement of Adjustments. Unless Purchaser earlier provides written notice to Seller specifying in reasonable detail error(s) in the Statement of Adjustments or an item or items reflected therein that Seller has not treated properly or correctly (a "Notice of Disagreement"),
                                                      ----------------------
30 days after Seller delivers the Statement of Adjustments, the Statement of Adjustments shall become final and binding. If a Notice of Disagreement is received by Seller in compliance with the foregoing, then the Statement of Adjustments and the determination of the Purchase Price Adjustment (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the

Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the 30 days following delivery of a Notice of Disagreement, Purchaser and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Seller shall be permitted to review Purchaser's books and records and working papers relating to the Notice of Disagreement. At the end of such 30-day period, Purchaser and Seller shall submit to a mutually satisfactory independent accounting firm (the "Accounting Firm") for review and resolution of
                                  ---------------
all matters which remain in dispute which were included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Statement of Adjustments and the Purchase Price Adjustment in accordance with the guidelines and procedures set forth in this Agreement. If Purchaser and Seller are unable to mutually agree on an Accounting Firm, Purchaser and Seller shall select a "big-six" Accounting Firm by lot (after excluding one big-six accounting firm selected by each of Purchaser and Seller). The Statement of Adjustments and the Purchase Price Adjustment as determined in accordance with this Section 2.6 shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than 45 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be shared equally by Purchaser and Seller.

          (c) For purposes of preparing the Statement of Adjustments and determining the Purchase Price Adjustment, Purchaser and Seller shall jointly take a physical count of all the Inventory as of 12:01 a.m. on the Closing Date, conducted and valued in accordance with Seller's past practices and procedures.

          (d) Within one business day after the Statement of Adjustments becomes final and binding on the parties, (i) if the sum of Current Assets plus the
                                                                   ----
Capital Expenditure Amount exceeds the sum of the Current Liabilities plus $11.0
                                                                      ----
million, Purchaser shall pay to Seller by wire transfer of immediately available funds an amount equal to the difference, and (ii) if the sum of the Current Liabilities plus $11.0 million exceeds the Current Assets plus the Capital
            ----                                          ----
Expenditure Amount, Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the difference, which amount, in either case, shall be the "Purchase Price Adjustment".
                           -------------------------

          2.7  Prorations.  The expenses and obligations set forth below shall
               ----------
be prorated as of 12:01 a.m. on the Closing Date, with Seller being responsible for that portion arising prior thereto and Purchaser being responsible for that portion arising subsequent thereto. The following expenses and obligations shall be prorated, provided that in no event will the computation of any proration include any item included in the Purchased Assets or the Retained
Liabilities:

          (a) all governmental license, permit or franchise fees and all other fees, royalties, rentals or charges, not delinquent, paid or payable under any of the Contracts shall be prorated on the basis of the number of days of the relevant fiscal or other time period which have elapsed through the Closing Date;

          (b) all real and personal property Taxes and assessments with respect to the Real Property and any other Purchased Assets shall be prorated on the basis of the number of days of the relevant Tax year or period which have elapsed prior to the Closing Date; and

          (c) all charges and rents for utilities (including without limitation, electricity, fuel, water, sanitation and garbage disposal) and other services and goods furnished to, or in connection with, the operations of Seller shall be prorated on the basis of the number of days of the relevant time period which have elapsed prior to the Closing Date; provided that no Deposits of Seller shall be prorated, but rather are included in the Purchased Assets.

          Seller shall use all reasonable efforts to cause all utility billings of Seller to be closed and billed by the respective utility companies as of the Closing Date in order that utility charges may be separately billed for the period prior to the Closing Date and the period after the Closing Date. In the event any such utility charges are not separately billed, they shall be prorated, presuming that such charges were uniformly incurred during the billing period in question.

          All of the foregoing prorations shall be computed by Seller and included on the Statement of Adjustments as Current Assets or Current Liabilities, as the case may be.

          If any item described in this Section 2.7 cannot be prorated, adjusted or determined as of the Closing Date, then it shall be separately prorated, adjusted and determined as soon as possible thereafter with payment of an amount equal to the amount charged against either party being paid by that party to the other by check within five (5) days after determination of the charge.

          2.8  Nonassignable Contracts.  At its own cost, Seller shall use all
               -----------------------
reasonable efforts to obtain all consents and approvals necessary to assign to Purchaser any contract, lease, license, permit or other agreement of Seller that is included in the Purchased Assets (the "Contracts"). To the extent that the assignment hereunder by Seller
             ---------
to Purchaser of any Contract is not permitted or is not permitted without the consent of any other party to the Contract, this Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Purchaser shall assume no obligations or liabilities thereunder. Seller shall advise Purchaser promptly in writing with respect to any Contract under which it knows or has reason to believe it will not receive the required consent. Without in any way limiting Seller's obligations to use all reasonable efforts to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Contracts and the Purchased Assets to Purchaser hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall continue to use all reasonable efforts to obtain such consents and shall cooperate with Purchaser in any arrangement designed to provide Purchaser with the rights and benefits (subject to the obligations) under the Contracts.

                                 ARTICLE III

                                  THE CLOSING

          3.1  Time and Place of Closing.  The consummation of the transactions
               -------------------------
provided for in this Agreement ("Closing") shall be held at the offices of
                                 -------
Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. local time, on October 28, 1996, or if the conditions to Closing set forth in
Article V have not been satisfied on or prior to such date, on the third business day following satisfaction of such conditions (the "Closing Date"), or
                                                             ------------
at such other place and time as the parties may agree.

          3.2  Deliveries by Seller.  On or prior to the Closing, Seller and/or
               --------------------
Ball will deliver to Purchaser the following duly and properly executed:

          (a) Such instruments of sale, transfer, assignment, conveyance and delivery (including, without limitation, a general warranty deed with respect to the Owned Real Property, in form and substance reasonably satisfactory to Purchaser, subject only to the Permitted Encumbrances, all bills of sale and all vehicle and personal property titles), in form and substance reasonably satisfactory to Purchaser, as are required or reasonably requested by Purchaser in order to transfer to Purchaser good and valid title to the Personal Property (other than assets subject to Personal Property Leases), free and clear of all liens, charges, security interests and other encumbrances;

          (b) Copies of (i) the resolutions duly adopted by Seller's and Ball's boards of directors authorizing the execution, delivery and performance of this Agreement, the documents contemplated hereby and the consummation of the related transactions, (ii) the Certificates of Incorporation of Seller and (iii) the by-laws of Seller, in each case accompanied by a certificate of the General Counsel or other authorized officer of Seller or Ball, as applicable, certifying that the same are in full force and effect without modification or amendment;

          (c) Certificates as to the good standing of Seller in its jurisdiction of incorporation and in the state of Ohio, in each case certified by the Secretary of State of the applicable jurisdiction; and

          (d) All other agreements, documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Purchaser, in order to consummate the transactions contemplated hereby.

           3.3 Deliveries by Purchaser.  At the Closing, Purchaser will deliver
               -----------------------
the following to Seller:

          (a) The Cash Purchase Price by wire transfer of immediately available funds, to an account designated by Seller to Purchaser at least two business days prior to the Closing Date;

          (b) The Pension Funding Amount by wire transfer of immediately available funds, to an account designated by Seller to Purchaser at least two business days prior to the Closing Date (which amount may be deemed an addition to the Purchase Price);

          (c) The Note in form reasonably acceptable to the parties hereto;

          (d) Copies of (i) the resolutions duly adopted by Purchaser's board of directors authorizing the execution, delivery and performance of this agreement, the documents contemplated hereby, and the consummation of the related transactions, (ii) the Certificate of Incorporation of Purchaser and (iii) the by-laws of Purchaser, in each case accompanied by a certificate of the General Counsel or other authorized officer of Purchaser certifying that the same are in full force and effect without modification or amendment; and

          (e) All other agreements, documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Seller, in connection herewith.


                                 ARTICLE IV

                       CONDITIONS TO SELLER'S OBLIGATIONS

          The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, in the discretion of Seller, to the satisfaction at or prior to the Closing Date of each of the following conditions.

          4.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Purchaser contained in Article VII of this Agreement that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and all of Purchaser's representations and warranties contained in Article VII of this Agreement that are qualified as to materiality shall be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. Purchaser shall have fully performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date. On the Closing Date, there shall be delivered to Seller a certificate (dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of Purchaser) as to the matters set forth in this Section 4.1.

          4.2  No Injunction.  No injunction, stay or restraining order shall be
               -------------
in effect prohibiting the consummation of the transactions contemplated by this Agreement.

          4.3  Collective Bargaining Agreements.  Purchaser shall have assumed
               --------------------------------
the Collective Bargaining Agreements in accordance with the provisions of
Article X hereof.

          4.4  Hart-Scott-Rodino Act.  All filings required to be made under the
               ---------------------
Hart-Scott-Rodino Act shall have been made, and any applicable waiting period thereunder shall have expired.

          4.5  Opinion of Counsel.  Purchaser shall have delivered to Seller an
               ------------------
opinion of Kirkland & Ellis, counsel to Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller.

          4.6  Materials Supply Agreement.  Purchaser and Seller shall have
               --------------------------
entered into the Materials Supply/Tolling Agreement based substantially on the form of Exhibit A attached hereto (the "Materials Supply Agreement"), and the
        ---------                       --------------------------
Materials Supply Agreement shall be in full force and effect as of the Closing.

          4.7  Food Can Tolling Agreements.  Purchaser and Seller shall have
               ---------------------------
entered into the Food Can Tolling Agreement and a lease of the associated equipment which is included in the Excluded Assets hereunder, both of which shall be in form and content reasonably acceptable to Purchaser and Seller (the "Food Can Tolling Agreements"), pursuant to which Purchaser shall perform certain manufacturing services with respect to the sanitary food can business being conducted by Seller at the Owned Real Property.

          4.8  Certificates, Agreements and Other Documents.  Purchaser shall
               --------------------------------------------
have furnished Seller with each of the deliveries required under Section 3.3 above.

          Each of the preceding conditions may be waived only if such waiver is set forth in a writing executed by Seller.


                                 ARTICLE V

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

          The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, in the discretion of Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions.

          5.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Seller and Ball contained in Article VI of this Agreement to the extent not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and all of Seller's and Ball's representations and warranties contained in Article VI of this Agreement to the extent qualified as to materiality shall be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (in each case, without any disclosure made pursuant to Section 8.1(j) being deemed to have cured any such breach).

Seller shall have fully performed and complied with, in all respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date. On the Closing Date, there shall be delivered to Purchaser a certificate (dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of Seller and Ball) as to the matters set forth in this Section 5.1.

          5.2  Consents and Approvals.  Seller shall have received, at its sole
               ----------------------
cost and expense (other than the cost and expense of filings required under the Hart-Scott-Rodino Act, the fees for which shall be borne as provided in such
Act), without any condition adverse to Purchaser, all third party and governmental consents and approvals to the consummation of the transactions contemplated hereby necessary under any law, statute, rule, regulation, license, permit, agreement, instrument, order, judgment or decree, for Seller to conduct the operations of the Business in materially the same manner after the Closing as Seller conducted such operations prior to Closing, and any such license or permit shall have been issued in the name of the Purchaser or its designee to the extent required by applicable law, regulation or order

          5.3  No Litigation.  No injunction, stay or restraining order shall be
               -------------
in effect prohibiting the consummation of the transactions contemplated by this Agreement. No suit, action or other proceeding shall be pending, before any court or governmental or regulatory official, body or authority that is reasonably likely to have a material adverse effect on the business, financial condition, operating results, assets or operations of the Business after the Closing or adversely affect the right of Purchaser to own or control the Purchased Assets or the Business and no investigation by a Governmental Entity that would result in any such suit, action or proceeding shall be pending.

          5.4  Opinion of Counsel.  Seller shall have delivered to Purchaser
               ------------------
opinions of Skadden, Arps, Slate, Meagher & Flom and Robert W. McClelland, Seller's counsel, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

          5.5  Hart-Scott-Rodino Act.  All filings required to be made under the
               ---------------------
Hart-Scott-Rodino Act shall have been made, and any applicable waiting period thereunder shall have expired.

          5.6  Transition Services.  Purchaser and Seller shall have entered
               -------------------
into a Transition Services Agreement in form and content reasonably acceptable to Purchaser and Seller (the "Transition Services Agreement"), pursuant to which
                              -----------------------------
Seller shall provide the services marked with an asterisk (*) on the

Intercompany Services Schedule to Purchaser for an interim period following the
------------------------------
Closing, and the Transition Services Agreement shall be in full force and effect as of the Closing.

          5.7  Materials Supply Agreement; Food Can Tolling Agreements.
               -------------------------------------------------------
Purchaser and Seller shall have entered into the Materials Supply Agreement and the Food Can Tolling Agreements, and each such agreement shall be in full force and effect as of the Closing.

          5.8  Title Insurance and Survey.
               --------------------------

          (a) As of the date hereof, Purchaser has obtained, at Purchaser's cost and expense, a commitment for an ALTA Owner's Title Insurance Policy - Form B-1992 for the Owned Real Property (the "Title Commitment"), issued by First
                                       ----------------
American Title Insurance Company (the "Title Insurance Company"), together with
                                       -----------------------
copies of all underlying title documents identified in the Title Commitment.

          (b) At the Closing, Purchaser shall have received at Purchaser's sole cost and expense, a title insurance policy (which may be in the form of a mark-up of the Title Commitment) in accordance with the Title Insurance Commitment, insuring Purchaser's fee simple interest in the Owned Real Property as of the Closing Date (including all recorded easements benefitting such parcel) with gap coverage from Seller through the date of recording, subject only to the Permitted Encumbrances, and in such amount as Purchaser determines to be the fair market value (including all Improvements thereon) of the Owned Real Property insured thereunder (the "Title Insurance Policy"). The Title Insurance
                                  ----------------------
Policy shall include the following endorsements (to the extent available from the Title Insurance Company in Ohio with respect to the Owned Real Property, Purchaser shall pay any additional fee for such endorsements): (i) an "extended coverage endorsement" (insuring over the general or standard exceptions); (ii) an ALTA Zoning Endorsement 3.1, with parking (or equivalent); (iii) survey endorsement (insuring that the parcel described in such Title Insurance Policy is the parcel shown on the survey delivered with respect to such parcel); (iv) access endorsement (insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel; (v) if the Owned Real Property covered by such policy consists of more than one record parcel, a "contiguity" endorsement (insuring that all of the record parcels are contiguous to one another); (vi) a tax number endorsement (insuring the tax parcel number includes no other real property); (vii) an owner's comprehensive endorsement; and (viii) such other endorsements as reasonably requested by Purchaser.

          (c) Purchaser shall have obtained, at Purchaser's cost and expense, a current survey dated not earlier than 45 days prior to Closing for each parcel of Owned Real Property for which a Title Insurance Policy is required, prepared by Bock & Clark National Surveyors Network or other licensed surveyor satisfactory to Purchaser, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, including Table A Items Nos. 1 through 4 and 6 through 13, and such other standards as the Title Insurance Company requires as a condition to the removal of any survey exceptions from the Title Insurance Policies, and certified to Purchaser, Purchaser's lender (if any) and the Title Insurance Company, in a form satisfactory to such parties (collectively, the "Surveys").
                                                                    -------
The Surveys shall not disclose any item, survey defect or encroachment from or onto any of the Owned Real Property which has a material adverse effect on the use, value, marketability or access to the Owned Real Property (other than any Permitted Encumbrances) which has not been cured or insured over prior to the Closing.

          5.9  No Material Adverse Change.  From the date hereof through and
               --------------------------
including the Closing Date, there has been no material adverse change in the financial condition or results of operations of the Business, Purchased Assets or operations of Seller with respect to the Business or the Purchased Assets.

          5.10  Lien Searches.  Purchaser shall have obtained a current lien
                -------------
search report indicating that as of the Closing Date there are no security interests, judgments, tax or other liens outstanding against any of the Purchased Assets owned by Seller (whether real, personal, tangible or intangible) other than Permitted Liens or Permitted Encumbrances.

          5.11  Certificates, Agreements and Other Documents.  Seller shall have
                --------------------------------------------
furnished Purchaser with each of the deliveries required under Section 3.2 above.

          Each of the preceding conditions shall be waived only if such waiver is set forth in a writing executed by Purchaser.


                                 ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF SELLER AND BALL

          As an inducement to Purchaser to enter into this Agreement, each of Seller and Ball hereby represents and warrants to Purchaser as follows:

          6.1  Due Incorporation, Etc.  Seller is a corporation duly
               ----------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Ball is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana. Seller has all requisite corporate power and authority to own and operate the Business as it is presently being conducted and to own and lease the properties and assets owned or leased by it relating to the Business. Seller is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased or the operation of the Business makes such licensing or qualification necessary. Complete and correct copies of the Certificate of Incorporation and Bylaws, as amended to date, of Seller have been delivered to Purchaser.

          6.2  Subsidiaries.  With respect to the Business, Seller does not own
               ------------
any stock, partnership interest, joint venture interest or other security or interest in any other Person and no stock, partnership interest, joint venture interest or other security or interest in any other Person is included in the Purchased Assets.

          6.3  Authorization, No Conflicts, Etc.  Seller and Ball each has full
               ---------------------------------
power and authority to enter into this Agreement and the other agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Seller, Ball and their respective Affiliates have been, or prior to the Closing will be, duly authorized by all requisite corporate action on the part of Seller or Ball, as applicable. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by Seller and Ball and (assuming the due authorization, execution and delivery hereof by Purchaser) are each a valid and binding obligation of Seller and Ball, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on the Conflicts Schedule attached hereto, the execution, delivery and
       ------------------
performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Seller and/or Ball will not: (a) violate any provisions of law applicable to Seller or Ball; (b) with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of, give any third party the right to terminate or to accelerate any obligation under, or result in the creation of any lien, security interest or charge or encumbrance under, the Certificate of Incorporation or Bylaws of Seller or Ball or any material instrument, license, agreement, arrangement, indenture or commitment to which Seller or Ball is a party or by which any of its assets or properties are bound; or (c) constitute a violation of any order, judgment or decree to which Seller, Ball or any of their respective Affiliates which are party hereto or thereto is a party or by which any of their assets or properties are bound.

          6.4  Consents and Approvals.  The execution and delivery by Seller and
               ----------------------
Ball of this Agreement does not, and compliance by Seller and Ball with the terms hereof and consummation of the transactions contemplated hereby will not require Seller or Ball, or to Seller's or Ball's knowledge, the Purchaser, to obtain any authorization, consent, approval, exemption or action of, or make any filing with or give any notice to, any court or administrative or governmental body or any other Person pursuant to (i) the Certificate of Incorporation or Bylaws of Seller or Ball or (ii) any law, statute, rule, regulation, agreement, permit, license, instrument, order, judgment or decree to which Seller is subject, except as disclosed on the Consents Schedule attached hereto.
                                    -----------------

          6.5  Absence of Violations.  Except as disclosed on the Violations
               ---------------------                              ----------
Schedule attached hereto, with respect to the Business and the Purchased Assets,
--------
and except with respect to any Environmental and Safety Requirements, Seller is not in violation of its Certificate of Incorporation or Bylaws, or in violation (or with or without notice or lapse of time or both would be in violation), in any way of any term or provision of (a) any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit or decree applicable to the Business or the
Purchased Assets or (b) any Material Contract included in the Purchased Assets or Assumed Liabilities or by which any of the Purchased Assets are bound.

          6.6  Licenses and Permits.  Except as disclosed on the Permits
               --------------------                              -------
Schedule attached hereto, (a) Seller has complied and is in compliance in all
--------
material respects with all licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, certificates, registrations, and similar documents or instruments required to own and operate the Purchased Assets and to conduct the Business as presently conducted; and (b) all such licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, certificates, registrations, and similar documents or instruments are valid, binding, and in full force and effect.

          6.7  Books, Records and Forecasts.
               ----------------------------

          (a) The Budgets and Forecasts were prepared in the ordinary course for use in Seller's business and not for purposes of being provided to Purchaser, and were actually used by Seller's management to plan the operations of the Business where applicable.

          (b) The historical sales data included in the Books and Records are accurate and complete in all material respects, fairly present in all material respects the number of units actually sold and the revenue actually generated by the Business during the applicable periods and were derived from Seller's accounting books and records.

          (c) Thomas Hale, Vice President of Sales and Marketing, had no knowledge on July 3, 1996 that data included in the Books and Records regarding market share that was prepared by a third party was materially misleading (it being understood that Seller in no manner warrants the accuracy of such data).

          (d) The copies of the purchase order and budget relating to the capital investment project being funded by the Capital Expenditure Amount included in the Books and Records are each accurate copies of Seller's actual records with respect to such items.

          6.8  Financial Statements. Attached hereto as the Financial Statements
               --------------------                         --------------------
Schedule are the following financial statements of the Business:
--------

          (a) Seller's unaudited balance sheet with respect to the Business as of September 1, 1996, and the related statement of gross profits for the eight-month period then ended (such balance sheet being referred to herein as the

"August Balance Sheet"); and
---------------------

          (b) Seller's unaudited Statement of Net Assets with respect to the Business as of December 31, 1995.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is consistent with Seller's general ledger and trial balance as of such date (which, in turn, have been prepared in a manner consistent with Ball's internal accounting policy, which has been consistently applied), and fairly present in all material respects the financial position and Seller's gross profits with respect to the Business, as of the dates and for the periods set forth therein (it being understood that costs have been apportioned in a manner consistent with past practice), subject to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments.

          6.9  Absence of Undisclosed Liabilities.  Except as expressly set
               ----------------------------------
forth in detail on the Liabilities Schedule attached hereto, as of the date
                       --------------------
hereof and as of the date of Closing, Seller has no material liabilities or obligations of any kind with respect to the Business (other than environmental liabilities) or the transactions contemplated hereby, whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Seller, whether due or to become due and regardless of when or by whom asserted, which are not fully and specifically reflected or reserved against on the August Balance Sheet and which are reasonably likely to have an adverse effect on the Purchased Assets or the operation of the Business after the Closing.

          6.10  No Material Adverse Change.  Except as set forth on the Changes
                --------------------------                              -------
Schedule, there has been no material adverse change in the financial condition
--------
or results of operations, or the Business, Purchased Assets, or operations of Seller with respect to the Business or the Purchased Assets from December 31, 1995 until the date hereof.

          6.11  Absence of Certain Developments.  Except as expressly
                -------------------------------
contemplated by this Agreement or disclosed on the Developments Schedule
                                                   ---------------------
attached hereto, since December 31, 1995, Seller has not with respect to the Business, nor have any of Seller's Affiliates on behalf of Seller and with respect to the Business:

          (a) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the Purchased Assets, except Permitted Liens or Permitted Encumbrances;

          (b) sold, assigned or transferred any of the tangible Purchased Assets or leases, except in the ordinary course of business consistent with past practice, or removed any such assets from their customary location;

          (c) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other similar intangible assets included in the Purchased Assets;

          (d) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (e) made any commitments on behalf of the Business for capital expenditures in an amount in excess of $50,000 which will not be paid for in full prior to Closing;

          (f) entered into any transaction or agreement on behalf of the Business other than in the ordinary course of business, or entered into any transaction on behalf of the Business with any of Seller's, Ball's or the Business' officers, directors, shareholders or other affiliates or insiders;

          (g) suffered any material damage, destruction or casualty loss to any of its assets or properties, whether or not covered by insurance;

          (h) made or granted any bonus or any wage or salary increase to any employee or group of employees of the Business, or made or granted any increase in its profit sharing plan, employee compensation reimbursement program or any other employee benefit plan, except in accordance with past custom and practice; or

          (i) amended in a manner adverse to Purchaser any Assumed Contracts or other agreements to which it is a party and which are Purchased Assets or Assumed Liabilities or waived any rights or obligations thereunder;

          6.12  Customers and Agents.  The Customers Schedule attached hereto
                --------------------       ------------------
lists, for each of the ten largest customers of the Business during the past eight (8) months, (the "Top Customers") and sales made to the Top Customers
                        -------------
during the eight-month period ended on August 31, 1996.  The Customers Schedule
                                                             ------------------
lists for each sales agent of the Business and the sales originated by such agent during the last eight (8) months. Except as set forth on the Customers
                                                                    ---------
Schedule, Seller has not received any notice and Thomas Hale, Vice President of
--------
Sales and Marketing, has no knowledge that any Top Customer intends to terminate or materially reduce its business with Seller in the future and, no such customer has terminated or materially reduced its business with Seller during the past twelve (12) months.

          6.13  Insurance.  The Insurance Schedule attached hereto contains a
                ---------       ------------------
complete list of all liability, property, accident, casualty, fire, flood, workers compensation, key man, group life or health, and other insurance policies and arrangements affecting or relating to the ownership, use, or operations of any of the Purchased Assets or the Business. Effective as of the Closing, Seller intends to eliminate insurance coverage relating to the Business.

                                  6.14  Material Contracts.
                                        ------------------

          (a) Except as set forth on the Contracts Schedule attached hereto
                                         ------------------
(which items are referred to herein as the "Material Contracts"), with respect
                                            ------------------
to the Business, other than contracts with suppliers for raw materials, neither Seller nor Ball is a party to any written or oral: (i) contract for the employment of any officer, individual employee, or other person on a full-time basis; (ii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of its real or personal properties (whether tangible or intangible); (iii) guaranty of any obligation for borrowed money or otherwise; (iv) license or royalty agreement; (v) contract or group of related contracts with the same party for the purchase of goods, products or services (including advertising, public relations, consulting or management services) under which the undelivered balance of such goods, products or services requires aggregate annual payments in excess of $20,000 or continuing over a period of more than six (6) months from the date or dates thereof and not terminable by Seller on thirty (30) days' or less notice without penalties; (vi) any contract or group of related contracts with the same party for the sale of goods, products or services involving aggregate annual receipts in excess of $100,000; (vii) contract with the Federal government of the United States or any branch or administrative body thereof; (viii) contract which prohibits Seller from freely engaging in the Business anywhere in the world;
(ix) nondisclosure or confidentiality agreement; (x) contract relating to the distribution of products or services of the Business; (xi) contract with any officer or director of Seller or Ball or any of its Affiliates, or any relative of any officer or director of Seller or Ball or any of its Affiliates; (xii) agreements with respect to the lending or investing of funds; or (xiii) other agreement material to the Business or not entered into in the ordinary course of business.

          (b) Except as set forth on the Contracts Schedule, with respect to the
                                         ------------------
Business, (i) no Material Contract has been breached or canceled by the other party since the date of August Balance Sheet; (ii) Seller has in all material respects performed all the obligations required to be performed in connection with any Material Contract and is not in default of any of its obligations (nor is it in receipt of any claim of default) under any such Material Contract; and
(iv) Seller has no knowledge of any breach or anticipated breach by any other party to any Material Contract.

          (c) Purchaser has been supplied with a true and correct copy of all written Material Contracts (other than the purchase orders from Seller's customers) together with all amendments, waivers or other changes thereto and all correspondence delivered or received with respect thereto.

          6.15  Assets.  Except as set forth on the Assets Schedule attached
                ------                              ---------------
hereto, the Purchased Assets include all assets necessary and sufficient to operate the Business as a going concern in all material respects as previously conducted by Seller, and also include all assets which have been used since July 15, 1996 in the conduct of the Business at the Owned Real Property as it has been previously conducted for the last twelve (12) months, except for inventory sold or otherwise disposed of in the ordinary course of business consistent with past practices. The Purchased Assets have been used in the ordinary course of business and since July 15, 1996 have been maintained in a manner consistent with prior practice, which practice is generally consistent with industry practice.

          6.16  Real Properties.
                ---------------

          (a) Owned Properties.  The Owned Properties Schedule sets forth the
              ----------------       -------------------------
address and a true, correct, current and complete legal description of the Owned Real Property. With respect to each parcel of Owned Real Property: (i) Seller has good and marketable fee simple title to such parcel, free and clear of all encumbrances as of the Closing Date, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right to use or occupy such parcel or any portion thereof; and (iii) other than the right of the Purchaser pursuant to this Agreement, there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          The term "Permitted Encumbrances" shall mean the encumbrances set
                    ----------------------
forth on the Permitted Encumbrances Schedule attached hereto, subject to
             -------------------------------
Purchaser's approval of any survey defects or encroachments reflected on the Survey; provided that Purchaser shall be deemed to have approved such survey defects or encroachments, unless Purchaser objects thereto prior to the Closing Date and Purchaser may only object if such encumbrance impairs the marketability, occupancy, use or value of such parcel.

          (b) Real Property Used in Seller's Business.  The Owned Real Property
              ---------------------------------------
constitutes all of the real property used by Seller in the operation of the Business. Seller is not a party to any lease, sublease, license, concession or other agreement for the use or occupancy of real property which is used in the operation of the Business.

          (c) Condemnation and Litigation.  There are no condemnation or other
              ---------------------------
eminent domain proceedings pending, or to Seller's knowledge, threatened, affecting any Owned Real Property or any portion thereof. There is no writ, injunction, decree, order or judgment outstanding, nor any litigation, administrative actions or similar proceedings pending or, to Seller's knowledge, threatened, relating to the ownership, lease, use, occupancy or operation of any Owned Real Property or any portion thereof.

          (d) Condition and Operation of Improvements.  All buildings and all
              ---------------------------------------
components of all buildings, structures and other improvements included within the Owned Real Property (the "Improvements") have been used by Seller only in
                              ------------
the ordinary course of the Business and the sanitary food can business and have been maintained in manner consistent with prior practice such that the Owned Real Property and the Improvements will be in substantially the same condition (subject to normal wear and tear) as when viewed by Purchaser's representatives on July 15, 1996. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems reasonably necessary to operate the Business as presently conducted have been installed and are operating and sufficient to conduct the Business as presently conducted, and all hook-up fees or other similar fees or charges due prior to the date hereof and at Closing have been fully paid.

          (e) Real Property Permits.  All certificates of occupancy, permits,
              ---------------------
licenses, franchises, approvals and authorizations (collectively, the "Real
                                                                       ----
Property Permits") of all governmental authorities having jurisdiction over the
----------------
Owned Real Property, which are required to lawfully occupy, use and operate the Owned Real Property as necessary to conduct Business as presently conducted, have been issued and are in full force and effect as of the date hereof. Seller has not received any written notice from any governmental authority having jurisdiction over the Owned Real Property threatening a suspension, revocation, modification or cancellation of any Owned Real Property Permit. The Real Property Permits are transferable to Purchaser without the consent or approval of any governmental authority.

          (f) Compliance with  Laws.  The Owned Real Property is in full
              ---------------------
compliance with all applicable building, zoning, subdivision and other land use and similar Laws affecting the Owned Real Property (collectively, the "Real
                                                                       ----
Property Laws"), and Seller has not received any notice of violation or claimed
-------------
violation of any Real Property Law. Seller's use and operation of the Owned Real Property or any portion thereof as necessary in the operation of the Business as presently conducted, is not dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of such Owned Real Property or the operation of the Business.

          (g) Flood Hazard Area.  None of the Owned Real Property nor any
              -----------------
portion thereof is located in any flood plain which requires Seller to obtain federal flood hazard insurance, or obtain any Owned Real Property Permits for the occupancy, use or operation of such Owned Real Property.

          (h) Insurability of the Owned Real Property.  Seller has not received
              ---------------------------------------
any written notice from any insurance company or any board of fire underwriters (or body having similar functions) with respect to any Owned Real Property or any portion thereof: (i) requesting Seller to perform any repairs, alterations, improvements or other work for such Owned Real Property which Seller has not completed in full; or (ii) notifying Seller of any defects or inadequacies in such Owned Real Property which would materially adversely affect the insurability of the Owned Real Property or the premiums for the insurance thereof.

          (i) Access to Owned Real Property.  The Owned Real Property has
              -----------------------------
unqualified access to public roads.

          6.17  Tangible Personal Property.  Except as set forth on the Personal
                --------------------------                              --------
Property Schedule attached hereto:  (a) Seller has, and as of the Closing will
-----------------
have, good and valid title to all of the items of tangible personal property included in the Purchased Assets or used in the Business as presently conducted;
(b) all such material tangible personal property is reflected on the August Balance Sheet (except for such property acquired, sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practices); and (c) all such tangible personal property is owned free and clear of any liens, leases, security interests, charges, restrictions or encumbrances, including without limitation, encumbrances in connection with financial arrangements such as guarantees, pledges, collateral assignments and other similar arrangements (together, "Personal Property Liens") except (i) Personal
                                 -----------------------
Property Liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, (ii) Personal Property Liens placed on any leasehold interest that is included in the Purchased Assets and (iii) liens (other than liens resulting from Seller's failure to pay or perform an obligation when due) arising as a matter of law in the ordinary course of business ("Permitted Liens").
           ---------------

          6.18  Proprietary Rights.  The Proprietary Rights Schedule attached
                ------------------       ---------------------------
hereto sets forth a list of each patent and patent application, trademark, service mark, trade name and any application to register any of the foregoing, registered copyright (or application therefore), and any licenses to or from third parties with respect to any of the foregoing used by Seller in the conduct of the Business as presently conducted and previously conducted during the last twelve (12) months (the foregoing being herein collectively referred to as

"Proprietary Rights").  Except as set forth on the Proprietary Rights Schedule,
-------------------                                ---------------------------
Seller owns, free and clear of all Liens, all right, title and interest in, and has full right and authority to use, all Proprietary Rights listed on the

Proprietary Rights Schedule as owned by it indefinitely and Seller is duly
---------------------------
licensed to use all other Proprietary Rights listed thereon for the period specified on the Proprietary Rights Schedule. Except as set forth on the
                 ---------------------------

Proprietary Rights Schedule, no claim by any other Person contesting the
---------------------------
validity or Seller's ownership of any of the Proprietary Rights has been made in the past 12 months, is currently outstanding, and Seller has not received any notices of, nor is it aware of any facts which indicate a likelihood of any infringement or misappropriation by or conflict with, any other Person with respect to the Proprietary Rights. To Seller's knowledge, the use of the Proprietary Rights listed on the Proprietary Rights Schedule by Seller in the
                                 ---------------------------
Business does not conflict with, infringe upon or misappropriate any proprietary rights of any other Person. The Proprietary Rights Schedule describes all
                                 ---------------------------
Proprietary Rights which have been licensed to other Persons and those Proprietary Rights which are licensed from other Persons. The transactions contemplated by this Agreement will have no material adverse effect on the Seller's right, title and interest in and to any of the Proprietary Rights.

          6.19  Litigation.
                ----------

          (a) Except as disclosed on the Litigation Schedule attached hereto,
                                         -------------------
with respect to the Business (i) there are no (and during the three years preceding the date hereof there have not been any) material claims, actions, proceedings (public or private) or governmental investigations pending or, to the knowledge of Seller, threatened against or affecting Seller at law or in equity, before or by any federal, state, or municipal court, agency or other governmental entity, or by any private person, and (ii) there are no existing or, to the knowledge of Seller, threatened orders, judgments or decrees of any court or governmental agency. Without limiting the foregoing, except as disclosed on the Litigation Schedule, since December 31, 1995, Seller has not
                 -------------------
received any written product liability claim with respect to any actual or alleged injury to person or property as a result of the ownership, possession or use of any product of the Business.

          (b) With respect to the Business there are no legal, administrative, or other proceedings or governmental investigations pending or, to the knowledge of Seller, threatened against Seller which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

          6.20  Product Warranty.  Each product manufactured, distributed or
                ----------------
sold by Seller in connection with the Business at any time prior to the Closing Date has been in conformity with all applicable contractual commitments and all express or implied warranties. Prior to the date hereof, Seller has delivered to Purchaser copies of Seller's standard terms and conditions of sale for products delivered and services rendered by Seller (containing applicable guarantee, warranty and indemnity provisions).

          6.21  Environmental and Safety Matters. Except as set forth on the
                --------------------------------
Environmental Schedule attached hereto, with respect to the Business:
----------------------

          (a) Seller and its Subsidiaries are currently in compliance in all material respects with all Environmental and Safety Requirements, and neither Seller nor its Subsidiaries have received any written notice, report or information regarding any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any material corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Owned Real Property, Purchased Assets or the Business.

          (b) Without limiting the generality of the foregoing, Seller and its Subsidiaries have obtained and are in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to any Environmental and Safety Requirements for the occupancy of the Owned Real Property or the operation of the Business. A list of all such material permits, licenses and other authorizations is set forth on the Environmental Schedule.
                                   ----------------------

          (c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on Seller and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) None of the following exists at the Owned Real Property:

              (i)   underground storage tanks or surface impoundments;

              (ii)  asbestos-containing materials in any form or condition; or

              (iii) materials or equipment containing polychlorinated biphenyls.

          (e) Neither Seller nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any Hazardous Materials) or owned, occupied or operated any facility or property, so as to give rise to material liabilities of Seller or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Business prior to the Closing shall prevent, hinder or limit continued material compliance with Environmental and Safety Requirements, give rise to any material corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, personal injury, property damage or natural resources damage).

          (g) Neither Seller nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) Seller makes no representation or warranty concerning environmental matters or Environmental and Safety Requirements other than those contained in this Section 6.23 and Section 9.3.

          (i) No Environmental Lien has attached to any property owned, leased or operated by Seller or any of its Subsidiaries.

          6.22  Indebtedness.  As of the Closing Date, Seller shall not
                ------------
have any outstanding letters of credit, indebtedness or other obligation or liability for, resulting from or in connection with indebtedness for borrowed money of any Person, including without limitation any industrial development revenue bond, guarantee, pledge or other similar financial accommodation, with respect to or affecting the Purchased Assets or the Business that is required to be assumed, replaced or maintained by Purchaser in order to continue to operate the Business from and after the Closing (other than Ball's general corporate financing arrangements, which shall not, in any case, affect the Purchased Assets or the Business after the Closing).

          6.23  Brokers.  All negotiations relative to this Agreement and
                -------
the transactions contemplated hereby have been carried out by Seller directly with Purchaser, without the intervention of any Person (including, without limitation, any broker) on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission, or similar payment.

          6.24  Intercompany Services.  The attached Intercompany Services
                ---------------------                ---------------------
Schedule describes all material intercompany services provided to or on behalf
--------
of the Business by a business unit of Seller other than the Business.



                                 ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

          7.1  Due Incorporation, Etc.  Purchaser is a corporation duly
               ----------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware.

          7.2   Authorization, No Conflicts, Etc. Purchaser has all requisite
                ---------------------------------
corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser has been or prior to the Closing will be duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery hereof by Seller) is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser will not: (a) violate any provisions of law applicable to Purchaser;
(b) with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser or any material instrument, license, agreement, arrangement, indenture or commitment to which Purchaser is a party or by which any of its assets or properties are bound; or (c) constitute a violation of any order, judgment or decree to which Purchaser is a party or by which any of its assets or properties are bound.


          7.3   Consents and Approvals. The execution and delivery by Purchaser
                -----------------------
of this Agreement does not, and compliance by Purchaser with the terms hereof and consummation by Purchaser of the transactions contemplated hereby will not, require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person other than as contemplated hereby or those which will have been obtained, made or given on or prior to Closing.

          7.4   Absence of Violations. Purchaser is not in violation of its
                ----------------------
Certificate of Incorporation or Bylaws, or in violation (or with or without notice or lapse of time or both would be in violation), in any way of any term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit, or decree applicable to it or any of its assets or properties.

          7.5   Legal Proceedings. There are no legal, administrative, or other
                ------------------
proceedings or governmental investigations pending or, to the best knowledge of Purchaser, threatened, against Purchaser which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

          7.6   Financial Ability to Perform. Purchaser has, and on the Closing
                -----------------------------
Date and each other date that a payment to Seller becomes due hereunder will have, sufficient funds and credit arrangements available to deliver the Cash Purchase Price and any additional amounts payable by it hereunder on such dates, to perform its obligations under the Transition Services Agreement and the Supply Agreement and to take such other actions as may be required by it to consummate the transactions contemplated hereby and thereby.

          7.7   Brokers. All negotiations relative to this Agreement and the
                --------
transactions contemplated hereby have been carried out by Purchaser directly with Seller, without the intervention of any Person (including, without limitation, any broker) on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller, for a finder's fee, brokerage commission, or similar payment.


                                 ARTICLE VIII

                           COVENANTS PRIOR TO CLOSING

          8.1   Affirmative Covenants of Seller. Except as otherwise expressly
                --------------------------------
provided herein or as expressly consented to in writing by Purchaser, prior to the Closing, Seller shall with respect to the Business:

          (a) collect accounts receivable and pay accounts payable only in the ordinary course of business consistent with past practice and otherwise conduct the Business only in the ordinary course of business and consistent with past practice;

          (b) preserve intact in all material respects its business organization and goodwill, order inventory, equipment and services in amounts and at rates consistent with past practice, use all reasonable efforts to keep available the services of its employees to be employed by Purchaser after the Closing and maintain satisfactory relationships with suppliers, customers and others having material business relationships with the Business and otherwise act in the interest of maintaining the Business;

          (c) afford, and cause its officers, directors, employees, attorneys, accountants and other agents to afford, to Purchaser and its accounting, legal and other representatives, as well as their respective officers, employees, affiliates and other agents, full and complete access at all reasonable times and upon reasonable notice to the Owned Real Property and to Seller's and Ball's personnel who have responsibility for the Business (including for the purpose of interviewing each employee to determine who shall be employed by Purchaser) and to business, financial, legal, tax, compensation and other data and information concerning the Business and its affairs and operations;

          (d) maintain the Purchased Assets in a manner consistent with prior practice (which practice is generally consistent with industry practice), maintain insurance covering the Purchased Assets or Assumed Liabilities reasonably comparable to that in effect on the date of the August Balance Sheet, maintain supplies and spare parts at customary operating levels consistent with past practices, repair or replace in accordance with past practice any inoperable or worn out operating Purchased Assets and, in the event of a casualty, loss or damage to any of such Purchased Assets prior to the Closing Date for which Seller is insured, either repair or replace such Purchased Assets or, if Purchaser agrees, transfer the proceeds of such insurance to Purchaser;

          (e) maintain its books, accounts and records in accordance with past custom and practice;

          (f) maintain in full force and effect all Proprietary Rights included in the Purchased Assets;

          (g) give all notices required to be given by Seller and use all reasonable efforts to obtain all authorizations, consents, licenses, permits and approvals necessary to consummate the transactions contemplated hereby and to permit Purchaser to operate the Business after the Closing (including with respect to the matters set forth on the Consents Schedule attached hereto) and
                                        -----------------
(to the extent within the control of Seller) to cause the other conditions to Purchaser's obligation to close to be satisfied (including the execution and delivery of all agreements contemplated hereunder to be so executed and delivered);

          (h) permit Purchaser and an environmental consultant selected by Purchaser and reasonably acceptable to Seller to perform a Phase I environmental assessment and, upon receipt of additional information reasonably indicating the need for further investigation and with Seller's consent, a Phase II environmental assessment with respect to the Owned Real Property pursuant to a scope of work determined by Purchaser and reasonably acceptable to Seller, the expense of which Purchaser shall pay. Section 5.1 shall not be satisfied, and Purchaser shall be under no obligation to close the transactions contemplated by this Agreement, if Seller unreasonably withholds consent to such Phase II environmental assessments;

          (i) cooperate with Purchaser to obtain the Title Insurance Policies and Surveys in form and substance as set forth in Section 5.9 of this Agreement, within the time periods set forth therein including, without limitation, providing the Title Company with any affidavits, indemnities or other assurances customary for the Title Company in Ohio and reasonably requested by the Title Company to cause the Title Company to issue the Title Policy in the form required under Section 5.9; and

          (j) promptly inform Purchaser in writing of (i) any material breach by Seller that becomes known to Seller of the representations and warranties contained in Article VI hereof or any covenant hereunder by Seller and (ii) any change that becomes known to Seller that, at the Closing Date, would cause Seller not to satisfy the requirements of Section 5.1.

          8.2   Negative Covenants of Seller. Except as otherwise expressly
                -----------------------------
provided herein or as expressly consented to in writing by Purchaser, prior to the Closing Date, Seller shall not with respect to the Business:

          (a) sell, lease, license or otherwise dispose of any interest in any of the Purchased Assets, or permit, allow or suffer any of the Purchased Assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than any of the foregoing which shall be in existence as of the date of this Agreement (all which shall be released, satisfied or otherwise discharged as of the Closing Date, other than the Permitted Encumbrances and Permitted Liens);

          (b) initiate any new promotional sales or discount or other activity with customers that has or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales that would otherwise be expected to occur in post-Closing periods;

          (c) enter into, establish, amend, terminate or (except as required by the express terms thereof) make any contribution to any employee pension benefit plan or any employee welfare benefit plan (as described in Section 10.2) which covers Transferred Employees;

          (d) terminate or modify any Assumed Contract, Material Contract or any government license, permit or other authorization;

          (e) enter into any new contracts, agreements or commitments that, if entered into prior to the date hereof, would be Material Contracts hereunder, other than in the ordinary course of business;

          (f) institute any material change in the conduct of the Business, or any material change in its method of purchase, sale, marketing, distribution, operation or accounting;

          (g) make any capital expenditures or any commitments therefor in excess of $10,000 in any single transaction or in excess of $50,000 in the aggregate other than the Capital Expenditure Amount; or

          (h) take any other action that, if taken before the date hereof, would require disclosure pursuant to Section 6.13 hereof.

          8.3  Exclusivity.
               -----------

          (a) Neither Seller nor Ball shall, directly or indirectly, through any officer, director, employee, agent or otherwise (including through any investment banker, attorney or accountant retained by any of the foregoing), solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of such person's or entity's officers, directors, employees, agents or other representatives) relating to any acquisition of any Purchased Assets, or participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or partici pate in, pursue, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. Each of Seller and Ball shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any of the foregoing. Seller and Ball shall promptly notify Purchaser if any proposal with respect to the foregoing, or any inquiry or contact with any person or entity with respect thereto, is made.

          (b) In the event that Seller of Ball breaches the provisions of this
Section 8.3 and the transactions contemplated hereby are not consummated, Seller or Ball shall promptly reimburse Purchaser and its affiliates for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by

Purchaser and its affiliates related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by Purchaser. The foregoing provisions are in addition to, and not in derogation of, any other remedy (including any statutory remedy) that Purchaser may have for a breach of this Section 8.3.

          8.4  Investigation by Purchaser and Confidentiality.
               ----------------------------------------------

          (a) Seller shall allow Purchaser and its representatives, during regular business hours and upon reasonable notice, to make such investigation of the business, properties, employees, auditors, books and records of the Business and to conduct such examination of the financial condition, customer, employee and supplier relations and other aspects of the Business, as Purchaser deems necessary or advisable to familiarize itself with such business, properties, books, records, financial condition and other matters.

          (b) Purchaser and its associates and Affiliates will, and will cause their authorized representatives to, hold in strict confidence all nonpublic information received by them from Seller in connection with the transactions contemplated hereby, and will not (and will use best efforts to ensure that such authorized representatives do not) disclose such information to others without the prior written consent of Seller, except that: (i) Purchaser may provide such confidential information in response to legal process or applicable governmental regulations, provided that Purchaser forthwith notify Seller of its obligation to provide such confidential information and fully cooperates with Seller to protect the confidentiality of such information (and Seller may at its option and expense and in the name and with the consent of Purchaser bring any suit or administrative action to enforce its aforesaid rights and Purchaser shall at Seller's expense assist Seller as reasonably requested by Seller); and (ii) Purchaser may, after prior notice to Seller, provide such information to third parties in connection with the financing of the transactions contemplated hereby, provided that such persons agree to hold such information confidential in the manner described above. If this Agreement is terminated, Purchaser will destroy or return promptly or cause to be returned promptly to Seller all tangible evidence of such confidential information (including any materials prepared by Purchaser that incorporate confidential information) which has been furnished by Seller to Purchaser or its associates, Affiliates, or authorized representatives, or by Purchaser to third parties. The provisions of this
Section 8.4(b) shall not apply to information which is publicly available (other than as a result of a breach by Purchaser of any confidentiality agreement), is obtained by Purchaser or its Affiliates from a third party (without violation of any confidentiality agreement with Seller) or which is developed independently by Purchaser or its Affiliates. Furthermore, the provisions of this Section 8.4(b) shall cease to be of effect following the Closing.

         8.5   Further Actions. Subject to the terms and conditions herein
               ----------------
provided, Seller and Purchaser covenant and agree to use their reasonable best efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to satisfy the conditions and consummate and make effective the transactions contemplated by this Agreement.

          8.6   Hart-Scott-Rodino Act. As soon as practicable after the date of
                ----------------------
this Agreement, the parties hereto will each make filings, if any, as required under the Hart-Scott-Rodino Act. Each will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of the initial filing and any additional necessary filings or submissions to any governmental agency, including, without limitation, any additional filings necessary under the Hart-Scott-Rodino Act. The parties shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby. The parties shall use their respective best efforts to obtain as promptly as possible any clearance required under the Hart-Scott-Rodino Act for the purchase and sale of the Purchased Assets. Without limiting the generality of the foregoing, the parties hereto agree to respond promptly and fully to all government inquiries as soon as practicable.


                                 ARTICLE IX

                            COVENANTS AFTER CLOSING

          9.1   Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties in this Agreement and the Schedules and Exhibits hereto shall survive the Closing until January 1, 1998, except that the representations and warranties contained in Sections 6.4 and 6.6 shall survive until January 1, 1999 and the representations and warranties contained in Sections 6.3, 6.16(a) and
6.17 shall survive indefinitely regardless of any investigation made by or on behalf of Purchaser or the knowledge of Purchaser or any of its Affiliates or agents, it being understood and acknowledged that Purchaser is relying upon the Seller's covenants, representations and warranties to be induced to pay the Purchase Price and consummate the transactions hereunder. The representations and warranties contained in Section 6.21 shall not survive the Closing.

          9.2   General Indemnification.
                -----------------------

          (a) Indemnification for Benefit of Purchaser.  Ball and Seller shall
              ----------------------------------------
jointly and severally indemnify Purchaser and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Purchaser Parties") and save and hold each
                                      -----------------
of them harmless against and pay on behalf of or reimburse such Purchaser Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties and reasonable attorneys', consultants' and other experts' fees and expenses, all amounts paid in settlement and all reasonable amounts paid in investigation or defense of any of the foregoing) and enforcement of its rights hereunder (collectively, "Losses") which any such Purchaser Party may suffer, sustain or
                ------
become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

              (i) any breach of a representation or warranty under Article VI (other than Section 6.21) or Article X of this Agreement, or in any of the certificates furnished to Purchaser by Seller or Ball pursuant to this Agreement (in each case, ignoring for purposes of determining the inaccuracy or breach thereof and the amount of Losses relating thereto any qualification as to materiality contained in such representation or warranty);

              (ii) any nonfulfillment or breach of any covenant, agreement or other provision by Seller or Ball under this Agreement or the Schedules and Exhibits hereto;

              (iii) any liability or obligation of Seller or Ball with respect to the Retained Liabilities and other liabilities of Seller or Ball arising from other businesses that are not the Business; or

              (iv) any liability or obligation imposed on Purchaser or any of its Affiliates as a transferee of the Business or the Owned Real Property, except to the extent such liability is an Assumed Liability.

          (b)   Indemnification for Benefit of Seller. Purchaser shall indemnify
                --------------------------------------
Seller and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Seller
                                                                      ------
Parties") and hold them harmless against any Losses which the Seller Parties may
--------
suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of:

              (i) any breach of a representation or warranty under Article VII or Article X of this Agreement, or in any of the certificates or other instruments or documents furnished to Seller by Purchaser pursuant to this Agreement (in each case ignoring for purposes of determining the inaccuracy or breach thereof and the amount of Losses relating thereto any qualification as to materiality contained in such representation or warranty);

              (ii) any nonfulfillment or breach of any covenant, agreement or other provision by Purchaser under this Agreement or the Schedules and Exhibits hereto;

              (iii) any liability or obligation of Purchaser with respect to any Assumed Liability; or

              (iv) the arrangements with respect to the Collective Bargaining Agreement or the Ball Pension Plan as set forth in Section 10.3 hereof (including the Additional Pension Liabilities but excluding the liabilities defined as Retained Liabilities under Section 10.4 hereof); provided, however,
                                                            --------  -------
that Purchaser shall not be required to indemnify the Seller Parties with respect to any Losses incurred as a result of Seller's investment experience, investment policies, actuarial assumptions, failure to comply with any provision of the Ball Pension Plan (other than any change thereto caused by Purchaser) or failure to comply with Laws relating thereto.

          (c)   Manner of Payment.  The amount of any indemnification payments
                -----------------
due to the Purchaser Parties or the Seller Parties pursuant to Article IX that are not in dispute shall be effected by wire transfer of immediately available funds from Seller, Ball or Purchaser, as the case may be, to an account designated by Purchaser or Seller, as the case may be, within 5 days after the determination thereof. Upon a final determination with respect to any disputed portion of an indemnification pursuant to this Article IX, such remaining payments shall be effected in the manner described in the preceding sentence.

          (d)   Defense of Third Party Claims.  Any party making a claim for
                -----------------------------
indemnification under this Section 9.2 or Section 9.3 below (an "Indemnitee")
                                                                 ----------
shall notify the indemnifying party (an "Indemnitor") of the claim in writing
                                         ----------
promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable), and the basis thereof;

provided that the failure to so notify an Indemnitor shall not relieve the
-------- ----
Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemni tee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof provided that it appoint a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided
                                                                   --------
further that, prior to the Indemnitor assuming control of such defense it shall
-------
first verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to the entire matter which gives rise to such claim for indemnification and that it will provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such matter, action, lawsuit, proceeding, investigation, or other claim giving rise to such claim for indemnification hereunder; and provided further, that:
                                         -------- -------

              (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided
                                                                    --------
that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

              (ii) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) the Indemnitee reasonably believes the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (C) the claim seeks an injunction or equitable relief against the Indemnitee; or (D) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

              (iii) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice. Notwithstanding the foregoing, if the Indemnitee is controlling the defense of the claim, the Indemnitor shall not be liable for any settlement effected without its prior written consent (which shall not be unreasonably withheld).

          (e)   Limitation of Claims.  Notwithstanding the foregoing, (i) with
                ---------------------
respect to Losses incurred by Purchaser under Section 9.2(a)(i) above, Seller shall be required to indemnify and hold Purchaser harmless only with respect to any such Loss that individually (or together with other indivdual items that arise out of the same facts) exceeds $10,000 and only if the aggregate amount of all such Losses exceeds $300,000, in which case, Seller shall indemnify Purchaser for one half of all Losses up to such $300,000 amount and for all Losses thereafter, and (ii) with respect to Losses incurred by Seller under
Section 9.2(b)(i) above, Purchaser shall be required to indemnify and hold Seller harmless only with respect to any such Loss that individually (or together with other indivdual items that arise out of the same facts) exceeds $10,000 and only if the aggregate amount of all such Losses exceeds $300,000, in which case Purchaser shall indemnify Seller for one half of all Losses up to such $300,000 amount and for all Losses thereafter. The provisions of this
Section 9.2(e) do not limit in any way the indemnification rights set forth in
Section 9.3, but any Losses incurred by Purchaser for which Purchaser is responsible pursuant to Section 9.3(d)(ii) shall be applied to satisfying the requirement in (i) above for purposes of determining Purchaser's right to indemnification for other Losses under Section 9.2(a).

          (f)   Adjustment for Insurance and Taxes. The amount which an
                ------------------------------------
Indemnitor is required to pay to, for or on behalf of an Indemnitee pursuant to this Section 9.2 or Section 9.3 hereof shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually paid to such Indemnitee in reduction of the related Loss (net of any increased premium) and
(ii) (A) reduced by the amount of any Tax benefit actually received by the party seeking indemnification as a result of the Loss, and (B) increased by the present value of the amount of any Tax due with respect to the indemnification payment itself. Amount required to be paid, as so adjusted, are hereafter sometimes called an "Indemnity Payment." If an Indemnitee shall have received
                     -----------------
or shall have paid on its behalf an Indemnity Payment in respect of a Loss and shall subsequently receive insurance proceeds in respect of such Loss, or realize any net Tax benefit (as computed in clause (ii) above) as a result of such Loss, then the Indemnitee shall pay to the Indemnitor the amount of such insurance proceeds or net tax benefit or, it lesser, the amount of the Indemnity Payment.

          9.3  Environmental Indemnification.
               -----------------------------

          (a) By Seller and Ball. The Seller Parties shall jointly and severally
              ------------------
indemnify the Purchaser Parties and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any Losses (including without limitation any liability for personal injury, property damage, onsite cleanup costs, or damage to natural resources, and any obligation to investigate or remediate contamination of land, surface water or ground water and irrespective of whether or not set forth on the Environmental Schedule
                                                    ----------------------
hereto) which any Purchaser Party may suffer, sustain or become subject to as a result of, in connection with, incidental to, or by virtue of:

              (i) any matter set forth on the attached Environmental
                                                       -------------
Indemnification Schedule;
------------------------

              (ii) any claim, demand, or notice by any federal, state, or local government or any other third party with respect to any violations of, or any liabilities or investigative, remedial or corrective action obligations resulting from or arising under, any Environmental and Safety Requirements and relating to the status or condition of the Owned Real Property or the Purchased Assets prior to the Closing (including without limitation the ownership or operation of the Owned Real Property or the Purchased Assets by prior owners or operators); and

              (iii) any affirmative legal obligation or requirement to conduct investigative, remedial or corrective action resulting from or arising under Environmental and Safety Requirements and relating to the status or condition of the Owned Real Property or the Purchased Assets prior to the Closing (including without limitation the ownership or operation of the Owned Real Property or the Purchased Assets by prior owners or operators), whether or not resulting out of a claim, demand, or notice by a third party or government body.

in each such case above, except to the extent such Losses are caused or increased by Purchaser's conduct in connection with the ownership or operation of the Business or the Owned Real Property and Purchased Assets after the Closing Date.

          (b)   By Purchaser.  Purchaser shall indemnify the Seller Parties and
                ------------
save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any Losses which any such party may suffer, sustain or become subject to as a result of, in connection with, incidental to or by virtue of any violations of, or liabilities or corrective or remedial obligations arising under, any Environmental and Safety Requirements and relating to the conduct of the Business, or the ownership or operation of the Owned Real Property, if, and only to the extent, such Losses are caused by such conduct, ownership or operation by the Purchaser after the Closing Date, including any liability for personal injury, property damage, onsite or offsite cleanup costs, or damage to natural resources, and any obligation to investigate, remediate, or otherwise address contamination of land, surface water, or ground water.

          (c)   Certain Procedures Relating to Environmental Indemnification.
                -------------------------------------------------------------
Any claim for indemnification pursuant to this Section 9.3 that is in the nature of an action, lawsuit, proceeding, investigation or claim by a third party (a "Third Party Claim") shall be governed by the procedures set forth in Section
 -----------------
9.2(d) hereof as well as the procedures set forth below; any inconsistency between such procedures shall be resolved in favor of the procedures set forth below. Either party may make a claim for indemnification against the other party under this Section 9.3 (whether or not arising from a Third Party Claim) by giving notice of the claim in writing, promptly upon learning of the existence of such claim, which notice shall describe in reasonable detail the nature of the claim and the facts giving rise to such claim; provided that the failure of one party to give such notice to the other party shall not relieve such other party of its obligations hereunder to the extent of actual prejudice resulting therefrom. Notice shall hereby be deemed given by Purchaser to the Seller Parties with respect to all matters set forth on the Environmental
                                                     -------------
Indemnification Schedule. Upon delivery of any notice of a claim for
------------------------
indemnification hereunder, the parties agree to promptly negotiate in good faith over the subject matter of the claim in an effort to arrive at a mutually satisfactory resolution of the subject matter of the claim. If, as to any particular negotiation, the parties are unable to arrive at a mutually satisfactory resolution within 30 days (or such shorter period as exigent circumstances warrant as described in the notice of claim or such longer period to which the parties may mutually agree) of the receipt of notice of such claim, the parties agree to submit any issues in dispute to a mutually agreed upon environmental professional (which professional may be an environmental lawyer, environmental consultant, or other expert as appropriate based on the nature of the controversy) for resolution, which resolution shall include an allocation of the cost associated with such dispute resolution and shall be binding upon the parties (subject to the parties' right to mutually agree upon an alternate resolution). In resolving any dispute hereunder, the environmental professional shall select a resolution which (i) reasonably attains compliance with all Remediation Requirements (as defined below), including without limitation any lawful order or directive of any governmental authority; (ii) does not unreasonably interfere in any material respect with Purchaser's operation of its Business; and (iii) allows Purchaser to operate the Business in substantially the same manner and at substantially the same level of production as operated by Seller and Ball prior to Closing. For purposes of this Section, "Remediation
                                                                 -----------
Requirements" shall mean Environmental and Safety Laws in effect on the earlier
------------
of (i) the date of the remediation or (ii) the most stringent Environmental and
                                   --
Safety Laws in effect on or before the sixth anniversary of the Closing Date. The parties agree to act in good faith and in a commercially reasonable manner in connection with addressing any claim hereunder. Activities conducted hereunder shall be conducted promptly and concluded expeditiously using commercially reasonable efforts, subject to any schedules and approvals required by governmental authorities.

          (d)   Allocation of Environmental Liabilities.
                ---------------------------------------

              (i) in the event either party incurs any Loss for which indemnification is sought under Section 9.3(a), which Loss was caused or increased in magnitude by the conduct of the Business or the ownership or operation of the Owned Real Property, both prior to and after the Closing Date,
                                                    ---
and in the event the proportion in which the fact, event or condition giving rise to such Loss resulted from actions, omissions or conditions prior to or after the Closing cannot be reasonably ascertained, the parties agree to share all such Losses, including any associated remediation costs, and to indemnify and hold harmless one another under this Section 9.3, in amounts to be determined by an environmental professional (to be selected according to the procedures set forth in Section 9.3(c), above) and based upon the estimated relative contribution to the condition giving rise to the claim for indemnity, as between Purchaser and Seller (and all predecessors of Seller), and taking into account all facts and circumstances known or reasonably ascertainable to such environmental professional. In the event the extent to which the fact, event, or condition giving rise to such Loss was caused both prior to and after the Closing Date can be reasonably ascertained, Seller and Ball shall be
                 ---
responsible for indemnifying the Purchaser Parties to the extent such fact, event or condition was caused prior to the Closing Date, and Purchaser shall be responsible for indemnifying the Seller Parties to the extent such fact, event or condition was caused after the Closing Date. The following matters shall be conclusively deemed to have been caused prior to the Closing Date for purposes hereof: (A) all matters set forth on the Environmental Indemnification Schedule
                                         --------------------------------------
attached hereto; (B) the listing, status or designation of the Owned Real Property on the federal Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list or any analogous list promulgated
                               -------
by the State of Ohio and the issues, status or conditions identified in any assessment relating thereto that occurred prior to the date hereof; and (C) the listing or designation of the Owned Real Property as a "medium priority" site on the federal Resource, Conservation and Recovery Act ("RCRA") Corrective Action
                                                      ----
List and any analogous list promulgated by the State of Ohio and the issues, status or conditions identified in any assessment relating thereto that occurred prior to the date hereof.

          (ii) with respect to any Losses for which indemnity is sought by Purchaser pursuant to Sections 9.3(a)(ii) and 9.3(a)(iii), above, Seller's and Ball's share of liability shall be as follows: (A) Seller and Ball shall be required to indemnify Purchaser Parties for 100% of all such indemnifiable Losses, up to an aggregate amount of $300,000 (it being understood by the parties that Seller and Ball shall be responsible for 100% of the first $100,000 in costs associated with the items described in Sections 9.3(d)(i)(B) and (C), above, without regard to any other limitation set forth in this Agreement and that such first $100,000 shall not otherwise be considered in determining whether aggregate amounts set forth in Sections 9.3(d)(ii)(B) and (C) below have been reached) ; (B) Seller and Ball shall be required to indemnify Purchaser Parties for 80% of all such indemnifiable Losses to the extent the aggregate amount of all such Losses exceeds $300,000 but is less than or equal to $3,300,000; and (C) Seller and Ball shall be required to indemnify Purchaser Parties for 65% of all such indemnifiable Losses to the extent the aggregate amount of all such Losses exceeds $3,300,000.

              (iii) the allocation of responsibility set forth in Sections 9.3(d)(i) and 9.3(d)(ii), above, is to be determined by the parties after good faith negotiation, subject to the dispute resolution procedures set forth in
Section 9.3(c), such determination to be made and committed to writing after appropriate environmental investigations have been concluded but prior to the
                                                                 --------
implementation of any remedial activities determined to be necessary.

              (iv) any Losses shared by Purchaser Parties solely as a result of the cost allocation set forth in Section 9.3(d)(ii) above, shall be subtracted from the aggregate "basket" amount required to be satisfied by Purchaser for purposes of general indemnification under the provisions set forth in Section 9.2(e)(i), herein.

          (e)   Control of Remediation.  Subject to the dispute resolution
                ----------------------
procedures set forth in Section 9.3(c), above, if the investigation, remediation, or other action for which indemnity is sought pursuant to this
Section 9.3 involves any matter for which Seller is responsible for the larger percentage of the Loss, Seller shall have the right to assume control over and responsibility for conducting and completing the investigation or remediation, subject to reasonable consultation with Purchaser, Purchaser's right to take appropriate action to respond to emergency conditions, and Purchaser's right to approve material actions (such approval not to be unreasonably withheld or delayed). Seller shall retain the right to control such matters providing it diligently and timely commences and promptly performs and completes such activities in compliance with any and all applicable laws. In the event Seller does not within a reasonable time, or is not entitled to, assume control over any matter hereunder, Purchaser shall assume such control.

          (f)   Survival.  The indemnities set forth in this Section 9.3 shall
                --------
survive the Closing until the fifteenth anniversary of the Closing Date, after
                    -----
which date Seller Parties, Ball and Purchaser shall have no obligation to indemnify each other with respect to any matters addressed under this Section
9.3 except for those with respect to which notice of a claim hereunder was provided prior to such date (as to which such obligation shall survive until the final resolution of such claim).

          9.4   Exclusive Remedy. The foregoing indemnification provisions shall
                ----------------
be the exclusive remedy that the Purchaser Parties or the Seller Parties have with respect to any disputes relating to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby.

          9.5  Liability for Taxes.  Seller shall retain and be solely
               -------------------
responsible for, and Purchaser shall not assume, (a) any liability or obligation of any Seller Party with respect to any Taxes imposed upon or measured by the income allocable to the Purchased Assets for any period prior to the Closing Date, (b) any liability or obligation for any Taxes imposed by reason of the sale or conveyance of the Purchased Assets to Purchaser (other than as otherwise provided in Section 9.8(a)), it being understood and agreed that Purchaser shall not be deemed to be Seller's transferee with respect to any Tax liability and

(c) any Tax relating to the ownership or status of the Purchased Assets prior to the Closing Date.

         9.6   Non-Compete.   Each of Ball and Seller agrees that during the
               -----------
period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, neither it nor any of its Affiliates will directly or indirectly engage or participate in the manufacturing, marketing, distribution or sale of metal aerosol containers anywhere in North America; provided that nothing herein will prevent the Seller or its Affiliates from owning in the aggregate not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as neither Seller nor any Affiliate has any direct participation in the management of such corporation; provided further that if any portion of this Section shall be held invalid, illegal or unenforceable by any court, arbitrator or panel, there shall be added automatically as part of this Section a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible.

         9.7   Further Transfers. On or after the Closing, Seller shall execute
               -----------------
and deliver such further instruments of conveyance and transfer and take such additional action as Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to Purchaser of the Purchased Assets, the assumption by Purchaser of the Assumed Liabilities and the conduct by Purchaser of the Business (including with respect to obtaining and maintaining all licenses, permits, authorizations, accreditations and consents necessary or desirable in connection therewith).

          9.8  Certain Tax Matters.
               -------------------

          (a) Sales and Transfer Taxes.  All sales, use, occupation and similar
              ------------------------
Taxes imposed as a result of the sale and transfer of the Purchased Assets (other than the Owned Real Property) contemplated hereby shall be paid by Purchaser. All transfer Taxes with respect to the transfer of the Owned Real Property shall be split equally between Purchaser and Seller. Purchaser and Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such sales and transfer taxes, and Purchaser and Seller shall cooperate in good faith to minimize, to the fullest extent possible, the amount of any sales or transfer taxes payable in connection with the sale and transfer of the Purchased Assets hereunder.

          (b) Tax Cooperation.  Seller and Purchaser agree to furnish or cause
              ---------------
to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Seller and Purchaser shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business.

          (c) Purchase Price Allocation.  For purposes of allocating the
              -------------------------
Purchase Price pursuant to Section 1060 of the IRC, Seller and Purchaser agree that the fair market value of the Owned Real Property is $6,140,000, as set forth on Annex A hereto. Seller and Purchaser shall not, nor shall they permit their respective Affiliates to, take a federal or state income Tax position with taxing or other public authorities in any jurisdiction that is inconsistent with the allocation prescribed in this section. Seller and Purchaser shall also cooperate with each other in meeting the requirements of Section 1060 of the Code and shall each file I.R.S. Form 8594 in accordance with applicable rules and regulations.

          (d) Bulk Sales Indemnity.  Each party hereto hereby waives compliance
              --------------------
with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Purchaser harmless against any and all claims, losses, damages, liabilities (including Tax liabilities), costs and expenses incurred by Purchaser as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

          9.9   Regulatory Compliance Cooperation. Following the Closing, Seller
                ---------------------------------
and Purchaser shall cooperate with each other and provide each other with all information and documentation reasonably necessary to (i) permit the preparation and filing of all documentation required to be filed with the Securities and Exchange Commission or any state securities commission and (ii) permit the preparation and filing of any documentation required by any other regulatory authority. Such cooperation shall include, but not be limited to, access to the books and records of such party relating to the Business, delivery of historical financial statements, and access to personnel, it being understood and agreed that each party shall reimburse the other party for such party's reasonable out-of-pocket expenses in connection therewith.

          9.10 Collection of Closing Accounts Receivable.
               -----------------------------------------

          (a) After the Closing, Purchaser shall use commercially reasonable efforts in accordance with Purchaser's past practices to collect the accounts receivable which are reflected on the Statement of Adjustments (the "Closing
                                                                     -------
Accounts Receivable").  For the purpose of determining amounts collected by
-------------------
Purchaser with respect to the Closing Accounts Receivable, (A) if a payment is specified by an account debtor as being in payment of a specific invoice of Purchaser or Seller, as the case may be, the payment shall be applied to that invoice and (B) all payments by an account debtor that are not specified as being in payment of a specific invoice (following Purchaser's inquiry as to how such payments shall be applied) shall first be applied to the oldest outstanding invoice due from that account debtor. Purchaser shall not be required to bring any suit or take any other action out of the ordinary course of business to collect any of the Closing Accounts Receivable.

          (b) Seller shall, on the 150th day following the Closing Date, repurchase from Purchaser any of the Closing Accounts Receivable which have not been fully collected (taking into account the allowance for doubtful accounts included in the accounts receivable reflected on the Statement of Adjustments) as of such date for an amount equal to the uncollected balance thereof as of the date of repurchase. Purchaser shall assist Seller, using commercially reasonable efforts in accordance with Seller's past practices to collect any Closing Accounts Receivable following Seller's repurchase thereof.

          (c) In the event that prior to any repurchase by Seller of any Closing Accounts Receivable, Seller shall receive any remittance from or on behalf of any account debtor with respect to such Closing Accounts Receivable, Seller shall endorse without recourse such remittance to the order of Purchaser and forward such remittance to Purchaser promptly upon receipt thereof.

          (d) In the event that after any repurchase by Seller of any Closing Accounts Receivable, Purchaser shall receive any remittance from or on behalf of any account debtor with respect to such Closing Accounts Receivable, Purchaser shall endorse without recourse such remittance to the order of Seller and forward such remittance to Seller promptly upon receipt thereof.

          9.11 Sale of Inventory.
               -----------------

          (a) After the Closing, Purchaser shall use commercially reasonable efforts in accordance with Purchaser's past practices to sell the Inventory which is reflected on the Statement of Adjustments (the "Closing Inventory").
                                                         -----------------
For the purpose of determining Inventory sold by Purchaser with respect to the Closing Inventory, fungible Inventory shall be considered sold on a first-in first-out basis, and non-fungible Inventory shall be tracked on a piece-by-piece basis. Purchaser shall not be required to take any extraordinary action or offer price discounts to induce customers to purchase Inventory.

          (b) Seller shall, on the 45th day following the Closing Date, repurchase from Purchaser any of the raw material included in the Closing Inventory which is damaged, obsolete or slow-moving. Seller shall, on the 180th day following the Closing Date, repurchase from Purchaser any of the finished products included in the Closing Inventory (as well as any finished product finally assembled from any work-in-progress included in the Closing Inventory) which was not sold by Purchaser and any obsolete, damaged or slow-moving work-in-progress in each case included in the Closing Inventory (in each case net of the allowance for obsolete or slow-moving inventory included in Inventory or the Statement of Adjustments) as of such date for an amount equal to the book value thereof as of the Closing Date. If Purchaser and Seller agree that such unsold Closing Inventory shall stay in the possession of Purchaser, Purchaser shall continue to use commercially reasonable efforts in accordance with Purchaser's past practices to sell any Closing Inventory following Seller's repurchase thereof.

          (c) In the event that after any repurchase by Seller of any Closing Inventory, Purchaser shall receive any remittance from or on behalf of the sale of any Closing Inventory, Purchaser shall endorse without recourse such remittance to the order of Seller and forward such remittance to Seller promptly upon receipt thereof.

          9.12  Audit.  Seller shall cause Price Waterhouse LLP to prepare
                -----
an Audit of the Business for the 9-month period ended September 30, 1996. Seller shall use its best efforts to cause such Audit to be delivered within 60 days after Closing. Seller shall be solely responsible for the payment of all costs and expenses incurred in connection with such Audit exclusive of Purchaser's internal costs of assisting in such Audit.


                                   ARTICLE X

                                EMPLOYEE MATTERS

          10.1 Representation With Respect to Employees.
               ----------------------------------------

          As an inducement to Purchaser to enter into this Agreement, each of Seller and Ball hereby represents and warrants to Purchaser as follows.

          (a) Seller has provided Purchaser with a true, complete and accurate list (a copy of which is attached hereto as part of the Employees Schedule) of each employee of the Business, his or her date(s) of hire by Seller, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation, if any), whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee's vacation days for 1996, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment (the "Employee List"). Seller shall provide Purchaser with an
                        -------------
updated Employee List immediately prior to Closing.  Except as listed on the

Employees Schedule attached hereto, to the knowledge of Seller, no key employee
------------------
of the Business has given oral or written notice of resignation to Seller or refusal to accept employment with Purchaser.

          (b) Except as set forth on the Employees Schedule, no employees
                                         ------------------
related to the Business are represented by, and Seller is not party to, any collective bargaining agreement or relationship with any labor organization.
The Collective Bargaining Agreements Schedule describes in detail each
    -----------------------------------------
agreement, side agreement, side letter, memoranda of agreement or binding employment practice or policy which the Collective Bargaining Agreements consist of and each item on the Collective Bargaining Agreements Schedule has been
                        -----------------------------------------
provided to Purchaser prior to the Closing Date.

          (c) Except as set forth on the Employees Schedule, to the Seller's
                                         ------------------
knowledge with respect to Employees of the Business: (i) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (ii) no union organizing campaigns are underway and no other question concerning representation exists; (iii) no labor strike, work stoppage or slowdown, or other material labor dispute is underway or threatened; (iv) there is no employment-related charge, complaint, investigation, inquiry pending or threatened in any forum, relating to an alleged violation by Seller of any employment Law or contract; and (v) Seller has not committed or been involved in the commission of any act or omission giving rise to material liability for any employment-related violation of Law or Collective Bargaining Agreement during the past 12 months. Any notice to employees of the Business required under any law or collective bargaining agreement to be given within the past 12 months has been given, and all bargaining obligations with any employee representative have been satisfied. Within the last 12 months Seller has not implemented any plant closing or mass layoff of employees of the Business as those terms are defined in the WARN Act, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing without the advance consent of Purchaser.

         10.2  Representation With Respect to ERISA.  As an inducement to
               ------------------------------------
Purchaser to enter into this Agreement, each of Seller and Ball hereby represents and warrants to Purchaser that except as set forth on the Employee
                                                                     --------
Benefits Schedule attached hereto:
-----------------

          (a) Multiemployer Plans.   Neither Seller nor any member of its
              -------------------
Controlled Group has any obligation to contribute to (or any other liability, including current or potential Withdrawal Liability, with respect to) any Multiemployer Plan for the benefit of any current or former employee of the Business.

          (b) Retiree Welfare Plans.  Neither Seller nor any member of its
              ---------------------
Controlled Group maintains and has any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees of the Business, their spouses or dependents (except for continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state laws).

          (c) Defined Benefit Plans.  Neither Seller nor any member of its
              ---------------------
Controlled Group maintains, contributes to or has any liability under (or with respect to) any employee plan which is a "defined benefit plan" (as defined in
Section 3(35) of ERISA), whether or not terminated, for the benefit of current or former employees of the Business.

          (d) Defined Contribution Plans.  Neither Seller nor any member of its
              --------------------------
Controlled Group maintains, contributes to or has any liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, for the benefit of current or former employees of the Business.

          (e) Other Plans. Neither Seller nor any member of its Controlled Group
              -----------
maintains, contributes to or has any liability under (or with respect to) any Plan providing benefits to current or former employees of the Business, including, without limitation, any bonus plan, plan for deferred compensation, severance, employee health or other welfare benefit plan or other arrangement, whether or not terminated and whether or not subject to ERISA.

          (f) Unfunded Liability.  No Pension Plan for the benefit of current or
              ------------------
former employees of the Business maintained by Seller or any member of its Controlled Group or to which Seller or any member of its Controlled Group has an obligation to contribute, or with respect to which Seller or any member of its Controlled Group has any other liability, other than the Ball Pension Plan, has any material unfunded liability.

          (g) Plan Qualification and Compliance.  Each Qualified Plan for the
              ---------------------------------
benefit of current or former employees of the Business has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan and, to the best knowledge of Seller after due inquiry, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such plan. Each Plan for the benefit of current or former employees of the Business set forth on the attached

Employee Benefits Schedule and all related trusts, insurance contracts and funds
--------------------------
have been maintained, funded and administered in compliance in all material respects with their respective terms and with all applicable Laws.

          10.3 Pension Plans.
               -------------

          (a) Effective on or before the Closing, Seller shall amend the Ball Corporation Consolidated Hourly Pension Plan (the "Ball Pension Plan") to grant
                                                   -----------------
vesting and benefit accrual service for Employees of Seller who are employed as of the Closing Date at the Owned Real Estate plant location, who are eligible to participate in the Ball Pension Plan, and who are represented by (i) Local 4372, United Steelworkers of America ("USWA Employees"), (ii) Local 729, International
                                 --------------
Union of Electrical, Radio & Machine Workers, AFL-CIO ("IUE Employees") and
                                                        -------------
(iii) Local Lodge 162, District 34, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM Employees"), as if such USWA Employees, IUE
                             -------------
Employees and IAM Employees were continuously employed by Seller through December 31, 1998, September 30, 1997, and September 30, 1998, respectively (each, respectively, an "Advance Funding Period"), to fulfill the obligation to
                         ----------------------
provide pension benefits required under the Collective Bargaining Agreements with respect to employment service until the end of the applicable Advance Funding Period (the "Pension Benefit Liabilities"), but not including any
                     ---------------------------
additional pension benefit liabilities resulting from any action by the Purchaser in the form of (x) any amendment, modification, novation, renegotiation or applicable plan or agreement termination occurring on or after the Closing that increases any liability of Seller relating to any Employee for any period prior to, on or after the Closing, (y) any benefit or rate increases or adjustments that are adopted by the Purchaser after the Closing and that were not, as of the date hereof, a part of any Plan (including any supplement thereto), or collective bargaining agreement and (z) increases in benefits under the Ball Pension Plan resulting from disability retirement after the Closing Date with respect to Employees other than the Long-Term Disabled Employees and Sick Pay Employees who do not return to active employment with the Purchaser after the Closing Date. The liabilities described in the foregoing clauses (x),
(y) and (z) above are collectively referred to hereinafter as the "Additional
                                                                   ----------
Pension Liabilities" and such pension benefit attributable to the
-------------------
employment service during the Advance Funding Period, not including any Additional Pension Liabilities, is referred to hereinafter as the "Pre-Funded
                                                                   ----------
Pension Benefits."  On the Closing Date, Purchaser will pay to Seller, as an
----------------
adjustment to the Purchase Price (which adjustment shall be mutually agreed upon by Purchaser and Seller prior to Closing), the estimated cost of the Pre-Funded Pension Benefits (the "Pension Funding Amount") by wire transfer of immediately
                       ----------------------
available funds to an account designated by Seller prior to the Closing Date. After the Closing Date, Seller shall be solely liable for Pension Benefit Liabilities, including providing the Pre-Funded Pension Benefits, but not including Additional Pension Liabilities, upon the retirement of such Employees who are eligible for such benefits. However, Purchaser shall be solely liable for providing any pension benefits required under the Collective Bargaining Agreements (or any successor agreements) with respect to service provided to Purchaser by any Employee after the termination of the applicable Advance Funding Period and for any Additional Pension Liabilities. For purposes of this Agreement, Additional Pension Liabilities shall be deemed "Assumed Liabilities".

          (b) On and after the Closing Date, Seller shall continue to operate and administer the Ball Pension Plan for all participants in such plan, including the Transferred Employees. Purchaser shall pay the Additional Pension Liabilities which arise but shall not pay any additional administrative or other similar costs with respect to the Pre-Funded Pension Benefits.

          10.4  Assumption of Collective Bargaining Agreement.  On and after
                ---------------------------------------------
the Closing Date, Purchaser shall assume all liabilities and obligations under the Collective Bargaining Agreements, including but not limited to, any service credits or benefit accruals under such agreements (which shall be Assumed Liabilities for the purposes of the Agreement), except that Seller shall retain, and Purchaser shall not assume or in any way become liable for (all of which shall be Retained Liabilities for all purposes of this Agreement):

          (a) any liability or obligation for any breach, grievance, or unfair labor practice thereunder existing prior to the Closing (or any status, fact, circumstance or condition existing on the Closing Date that, but for the giving of notice or passage of time, would constitute a breach, grievance, or unfair labor practice thereunder);

          (b) any liability or obligation other than the Additional Pension Liabilities (i) for the funding of, and the payment under, the Ball Pension Plan of the Pre-Funded Pension Benefits; and (ii) for the payment of benefits accrued as of the Closing Date under the Ball Pension Plan to Employees participating thereunder on or prior to the Closing Date, pursuant to the terms of the Ball Pension Plan in effect as of the Closing Date;

          (c) any liability or obligation to pay disability benefit subsidies under the Ball Pension Plan pursuant to the terms of such plan in effect as of the Closing Date, to Sick Pay Employees who do not commence, or return to, active employment with Purchaser on or after the Closing Date;

          (d) any liability or obligation to continue to pay post-retirement medical and life insurance benefits (the "Post-Retirement Benefits") to Employees who both (i) have commenced receiving Post-Retirement Benefits from Seller prior to the Closing Date and (ii) do not commence employment with Purchaser before the expiration of the Advance Funding Period; provided,
                                                               --------
however, that this Section 10.4(d) shall not include any liability or obligation
-------
(the "Additional Post-Retirement Liabilities") that relate to increases or
     ----------------------------------------
adjustments to post-retirement medical and life insurance benefits with respect to any Employees to the extent such increase or adjustment is the result of conditions or events which occur after the Closing Date; and

          (e) any liability or obligation to pay the cost of medical continuation coverage with respect to the Laid-Off Employees to the extent required pursuant to the terms of the Collective Bargaining Agreements as of the Closing Date.

          For purposes of this Agreement, "Additional Post-Retirement Benefits" shall be "Assumed Liabilities".

          10.5  Salaried Employees.  Purchaser shall recognize the service
                ------------------
with Seller (or any predecessor thereto) of salaried Transferred Employees for eligibility and vesting purposes under Purchaser's plans and with respect to Purchaser's vacation and sick pay policies. Purchaser shall waive eligibility restrictions under its plans, including any waiting periods or pre-existing medical conditions, for each salaried Transferred Employee, who immediately preceding the Closing participated in Seller's plans which provided similar benefits.

          10.6  Laid-Off Employees.  Purchaser shall assume all obligations
                ------------------
under the Collective Bargaining Agreement with respect to Laid-Off Employees other than the Seller's obligation to provide the continued medical coverage described in the succeeding sentence. Seller shall continue medical coverage with respect to each Laid-Off Employee to the extent required by the applicable Collective Bargaining Agreement or, if earlier, until the date such Employee commences active employment with the Purchaser on or after the Closing Date.


          10.7  Employment-Related Pro Ration.  The expenses and obligations
                -----------------------------
set forth below shall be pro rated as of the Closing Date, with Seller being responsible for that portion arising prior thereto and Purchaser being responsible for that portion arising on the Closing Date or subsequent thereto. The following expenses and obligations shall be prorated, provided that in no event will the computation of any proration include any item included in the Retained Liabilities:

          (a) all wages, salaries, payroll taxes, sick pay and fringe benefits of employees of Seller who continue in the employ of Purchaser after the Closing Date shall be prorated on the basis of the number of working days (including paid holidays) during the relevant payroll period which have elapsed prior to the Closing Date; provided that any such wages, salaries, sick pay, or other benefits payable to or for any such employee who continues in the employ of Purchaser after the Closing Date but who requests such accrued benefits to be paid in cash by Seller as of the Closing Date, and who receives such payment in cash, shall not be prorated but shall be paid by Seller; and

          (b) all vacation pay with respect to employees of Seller who continue in the employ of Purchaser after the Closing Date shall be prorated separately on the basis of the ratio of the number of completed days that have elapsed during such calendar year in which the Closing Date occurs divided by 365 days, multiplied by the number of vacation days to which such employees are entitled for such calendar year; provided that any such vacation pay payable to any such employee who continues in the employ of Purchaser after the Closing Date but who requests such vacation pay to be paid in cash by Seller as of or on the Closing Date, and who has, by applicable law and the terms of the applicable plan, the right to receive such payment in cash, shall not be prorated but shall be paid by Seller.

           10.8 Additional Covenants.
                --------------------

          (a) Seller shall not enter into, amend or modify any employment or severance agreement or other agreement or arrangement with any Transferred Employees, or grant any increase in salary or bonus or otherwise increase the compensation payable to any Transferred Employee, consultant, advisor or agent employed in connection with or rendering services to the Business, except wage or salary increase as required by pre-existing contracts or compensation policies which are consistent with past practices.

          (b) As of the Closing, Purchaser shall (i) assume the obligation and liability under the Collective Bargaining Agreements to offer employment effective as of the Closing to all Employees covered by such agreements who are listed on the Employees Schedule other than Laid-Off Employees; and (ii) offer
              ------------------
employment effective as of the Closing to each Salaried Employee where the terms and conditions of employment with respect to such offer shall be at will and shall include (1) immediate eligibility for participation in a 401(k) plan with an employer matching contribution equal to 50% of the first 3% of such Employee's compensation which is deferred under such 401(k) plan, (2) the same base salary as such Employee received immediately prior to the Closing Date, (3) vacation to which such Employee is entitled (or could become entitled to) immediately prior to the Closing Date; (4) for the period from the Closing Date until December 31, 1996, continuation of medical, dental, group life and accidental death and dismemberment benefits in accordance with the Transition Services Agreement as each such Employee received immediately prior to the Closing Date, and (5) for the period on and after January 1, 1997, the Purchaser shall offer 401(k), medical and welfare benefits to Salaried Employees who remain in the employ of the Purchaser on or after January 1, 1997 that are offered to other similarly situated employees of Milton Can Company, Inc., provided that Purchaser shall have no obligation to continue to offer any specified benefits or level of benefits for any period thereafter.

          (c) From the Closing Date to December 31, 1996, Seller shall continue to provide Salaried Employees who become Transferred Employees on or after the Closing and their covered dependents medical, dental, group life, and accidental death and dismemberment benefits which were provided to such Employees immediately prior to Closing and Purchaser shall reimburse Seller for the Reimbursable Cost of such benefits under Seller's plans with respect to Transferred Employees or their covered dependents pursuant to the Transition Services Agreement. Effective on or prior to the Closing Date, Purchaser shall adopt a cafeteria plan for the benefit of the salaried Transferred Employees which is substantially similar to the cafeteria plan such salaried Transferred Employees participated in immediately prior to the Closing Date, under which salaried Transferred Employees may defer the premium cost of medical, dental, group life and accidental death and dismemberment insurance coverage and continue deferrals into any existing health care reimbursement accounts and dependent care reimbursement accounts under the Seller's plans with respect to such salaried Transferred Employees and their covered dependents.

          (d) On and after the Closing Date, Seller shall retain all obligation, duty or liability relating to any claims by Employees (other than Transferred Employees) and their covered dependents for: (i) medical costs and expenses for claims incurred prior to the Closing Date; and (ii) costs, expenses and other liabilities under any workers' compensation laws, regulations, requirements or programs to the extent relating to any claim whenever arising for any injury incurred prior to the Closing Date. On and after the Closing Date, Purchaser shall assume all obligation, duty or liability relating to any claims by Transferred Employees and their covered dependents for: (A) medical costs and expenses for claims incurred on or after the Closing Date; and (B) costs, expenses and other liabilities under any workers' compensation laws, regulations, requirements or programs to the extent relating to any claim whenever arising for any injury incurred on or after the Closing Date.

          10.9  No Third Party Beneficiary Rights.  No current or former
                ---------------------------------
employee of Purchaser, Seller or Ball (or their respective predecessors), including without limitation any Employee or Transferred Employee or any beneficiary of such employee under any plan is intended to nor shall be construed to be a third party beneficiary of any representation, covenant, warranty, recital or other statement contained in the Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

          11.1 Termination.
               -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

              (i) by mutual consent of Seller and Purchaser;

              (ii) by Seller, if through no material fault of Seller, the Closing shall not have occurred on or prior to December 31, 1996;

              (iii) by Purchaser, if through no material fault of Purchaser, the Closing shall not have occurred on or prior to December 31, 1996; or

              (iv) by either party if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action binding on the parties restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

          (b) In the event of the termination of this Agreement by any party as above provided, this Agreement shall forthwith become void and no party shall have any liability hereunder, including any liability for damages, except pursuant to Sections 8.4 (with respect to confidentiality), 11.1(c) (with respect to expense reimbursement), 11.7 (with respect to each party bearing its own expenses), and 11.8 (with respect to public announcements), the provisions of which shall survive any termination of this Agreement, and except for any willful breach by any party hereto of such party's representations, warranties or covenants which shall also survive the termination of this Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

          (c) If Seller fails to comply with the requirements of Section 8.5 and this Agreement is terminated by Purchaser pursuant to Section 11.1(a)(iii) hereof, Seller will promptly (upon receipt of a written detailed statement from Purchaser) deliver to Purchaser immediately available funds in an amount equal to Purchaser's out-of-pocket costs and expenses incurred in connection with pursuing the transactions contemplated hereby. Such expense reimbursement shall be in addition to, and not a limitation on, any other remedy with respect to this Agreement.

          (d) If Purchaser fails to comply with the requirements of Section 8.5 and this Agreement is terminated by Seller pursuant to Section 11.1(a)(ii) hereof, Purchaser will promptly (upon receipt of a written detailed statement from Seller) deliver to Seller immediately available funds in an amount equal to Seller's out-of-pocket costs and expenses incurred in connection with pursuing the transactions contemplated hereby. Such expense reimbursement shall be in addition to, and not a limitation on, any other remedy with respect to this Agreement.

          11.2  Condition of Assets.  EXCEPT FOR THE REPRESENTATIONS AND
                -------------------
WARRANTIES SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT AND SUBJECT TO THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, ALL OF TANGIBLE ASSETS INCLUDED IN THE PURCHASED ASSETS ARE SOLD TO PURCHASER "WHERE IS" AND "AS IS" WITHOUT IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR INTENDED USE OR OTHERWISE.

          11.3  Survival of Covenants and Agreements.  Each and every
                ------------------------------------
covenant and agreement contained in this Agreement or any schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall, subject to the limitations with respect to representations and warranties set forth in Section 9.1 hereof and except as otherwise provided herein, survive the Closing Date and the consummation of the transactions contemplated hereby notwithstanding any investigation or inquiries made by or conducted on behalf of any party hereto.

          11.4  Equitable Remedies.  The parties hereto acknowledge that
                ------------------
the Business and the Purchased Assets are unique and that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction and appropriate equitable relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          11.5  Assignment.  (a)  This Agreement will inure to the benefit
                ----------
of and be binding upon the successors and assigns of each of the parties hereto and their respective successors and assigns, except as provided in subsections
(b) and (c) below.

          (b) Neither Seller nor Ball may assign any of their respective duties or obligations hereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

          (c) Purchaser shall be entitled to assign (without Seller's consent) its rights and/or obligations hereunder in whole or in part, to any of its wholly-owned subsidiaries, and Seller shall be obligated to convey the Purchased Assets to such assignee; provided, any such assignment shall not relieve Purchaser of any of its obligations hereunder.

          11.6  Notices.  All notices and other communications hereunder
                -------
shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed, by certified or registered mail, return receipt requested, first class postage prepaid, or if sent by Federal Express or some other reputable overnight carrier, or if sent by telecopy (provided that a confirming copy is promptly sent or delivered by one of the other approved means) to the parties at the following addresses:

          If to Seller, addressed to:

          Ball Corporation
          345 South High Street
          Muncie, IN 47305
          Attention: Vice President, Planning
          Telephone: 317/747-6100
          Fax: 317/747-6826

          With copies to (which shall not constitute notice hereunder):

          Ball Corporation
          Colorado Engineering Center
          10 Longs Peak Drive
          Broomfield, Colorado  80021-2510
          Attention:  General Counsel
          Telephone:  303/460-2236
          Fax:  303/460-2691

          Skadden, Arps, Slate, Meagher & Flom
          333 West Wacker Drive
          Chicago, Illinois  60606
          Attention:  Brian W. Duwe
          Telephone:  312/407-0700
          Fax:  312/407-0411

          If to Purchaser, addressed to:

          Milton Can Company, Inc.
          580 Division Street
          Elizabeth, New Jersey  07201
          Attention:  James W. Milton
          Telephone: 908/289-8100
          Fax:  908/355-2397

          With copies (which shall not constitute notice hereunder) to:

          BWAY Corporation
          8607 Roberts Drive
          Atlanta, Georgia  30350
          Attention:  David P. Hayford
          Telephone: 770/645-4843
          Fax:  770/587-0186

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: William S. Kirsch, P.C.
          Telephone:  312/861-2000
          Fax:  312/861-2200
or to such other place and with such other copies as any party may designate by written notice to the other party.

          11.7  Expenses.  Except as otherwise provided in this Agreement, each
                --------
party hereto shall pay its own expenses, including attorneys', accountants' and brokerage fees, in connection with this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

          11.8  Public Announcements.  Except as required by law or the
                --------------------
applicable requirements of any securities exchange, no press release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be issued by either party without that party having consulted with and obtained the consent of the other party, which shall not be unreasonably withheld.

          11.9  Entire Agreement.  This Agreement supersedes all prior
                ----------------
discussions and agreements between the parties with respect to the subject matter hereof (including, without limitation, the Letter of Intent dated August 29, 1996), and this Agreement, including the schedules and exhibits hereto and other documents and agreements delivered in connection herewith, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          11.10 Waiver.  Any term or condition of this Agreement may be
                ------
waived at any time by the party which is entitled to the benefit thereof. To be effective, each such waiver shall be in writing, shall specifically refer to this Agreement and the term or condition being waived, and shall be executed by the President or any Vice President of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

          11.11 Amendment.  This Agreement may be modified or amended
                ---------
only in a writing that specifically refers to this Agreement and the term or condition being amended, and shall be executed by the President or any Vice President of such party.

          11.12 Counterparts.  This Agreement may be executed in one or
                ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.13 Invalid Provisions.  If any provision of this Agreement
                ------------------
is held to be illegal, invalid, or unenforceable under any present or future law, rule, or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

          11.14 Headings, Gender, Etc.  The headings used in this
                ---------------------
Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively and (c) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement.


          11.15 CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, PERFORMED,
                -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

          11.16 No Third-Party Beneficiaries.  This Agreement is for the
                ----------------------------
sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

          11.17 BWAY Obligations.  BWAY shall be liable, jointly and
                ----------------
severally with Purchaser, for all payment obligations of Purchaser hereunder (including any indemnification obligations hereunder).


                           *     *     *     *     *

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                                  BWAY CORPORATION
                                  With respect to Payment Obligations Hereunder Only


                                  ---------------------------------------------
                                  By:     David P. Hayford
                                  Title:  Senior Vice President and
                                          Chief Financial Officer


                                  MILTON CAN COMPANY, INC.


                                  ---------------------------------------------
                                  By:     David P. Hayford
                                  Title:  Vice President


                                  BALL CORPORATION



                                  ---------------------------------------------
                                  By:
                                  Title:



                                  BALL METAL FOOD CONTAINER CORP.



                                  ---------------------------------------------
                                  By:
                                  Title:

                                List of Exhibits
                                ----------------



Exhibit A -    Materials Supply/Tolling Agreement

                               List of Schedules
                               -----------------

Books and Records Schedule

Excluded Assets Schedule

Other Assets Schedule

Permits Schedule

Personal Property Schedule

Contracts Schedule

Vehicle Schedule

Lien Schedule

Subsidiaries Schedule

Conflicts Schedule

Consents Schedule

Financial Statements Schedule

Liabilities Schedule

Developments Schedule

Customers Schedule

Insurance Schedule

Contracts Schedule

Assets Schedule

Owned Properties Schedule

Permitted Encumbrances Schedule

Proprietary Rights Schedule

Litigation Schedule

Warranty Schedule

Employees Schedule

Employee Benefits Schedule

Environmental Schedule

Taxes Schedule

Intercompany Services Schedule

Excluded Employees Schedule

                                                                         ANNEX A

                          Allocation of Purchase Price
                          ----------------------------


Owned Real Property                  $ 6,140,000  ($1,740,000 of which shall
                                                  be allocated for the land)

Purchased Assets other than Owned    $33,860,000  +/-  the Purchase Price
Real Property                                     Adjustment + the Pension
                                                  Funding Amount

         Total                       $40,000,000  +/-  the Purchase Price
                                                  Adjustment + the Pension
                                                  Funding Amount